CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM
THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND
(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
SUCH PORTIONS ARE MARKED AS INDICATED
WITH BRACKETS (“[***]”) BELOW.

Exhibit 10.1
2019 年 1 月 30 日
01 / 30 /2019
浙江优创创业投资有限公司
与
绍兴市柯桥区天堂硅谷智能机器人产业投资合伙企业༈有限合伙༉
与
爱科索仿生机械有限公司
关于
爱科索智能机器人有限公司
的
合资经营企业合同

EQUITY JOINT VENTURE CONTRACT
between
ZHEJIANG YOUCHUANG VENTURE CAPITAL INVESTMENT CO., LTD.
Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership)

and
EKSO BIONICS, INC.
with respect to
Exoskeleton Intelligent Robotics Co. Limited

2019年 1月30日
01/30        , 2019

目录

第一条 定义    1
ARTICLE I DEFINITIONS    1
第二条合营各方    9
ARTICLE II PARTIES TO THE JOINT VENTURE    9
第三条 公司成立    11
ARTICLE III ESTABLISHMENT OF THE COMPANY    11
第四条 经营范围    12
ARTICLE IV SCOPE OF BUSINESS    12
第五条 投资总额和注册资本    18
ARTICLE V TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL    18
第六条 保密信息    24
ARTICLE VI CONFIDENTIAL INFORMATION    24
第七条 董事会    27
ARTICLE VII BOARD OF DIRECTORS    27
第八条 管理层    34
ARTICLE VIII MANAGEMENT    34
第九条 监事    38
ARTICLE IX SUPERVISORS    39
第十条 工会和劳务管理    40
ARTICLE X LABOR UNION AND LABOR MANAGEMENT    40
第十一条 税务、财务和审计    41
ARTICLE XI TAXATION, FINANCE AND AUDITING    41
第十二条外汇    46
ARTICLE XII FOREIGN EXCHANGE    46
第十三条 保险    46
ARTICLE XIII INSURANCE    46
第十四条 合营期限    46
ARTICLE XIV TERM OF THE JOINT VENTURE    46
第十五条 终止与清算    47
ARTICLE XV TERMINATION AND LIQUIDATION    47
第十六条 竞业禁止    51
ARTICLE XVI NON-COMPETE    51
第十七条 违约责任    56
ARTICLE XVII LIABILITY FOR BREACH OF CONTRACT    56
第十八章 不可抗力    56
ARTICLE XVIII FORCE MAJEURE    56
第十九条 适用法律    58
ARTICLE XIX GOVERNING LAW    58
第二十条 解决争议    58
ARTICLE XX RESOLUTION OF DISPUTES    58
第二十一条 效力和语言    59
ARTICLE XXI EFFECTIVENESS AND LANGUAGE    60
第二十二条 遵守法律    60
ARTICLE XXII COMPLIANCE WITH LAWS    60
第二十三条 其他事宜    61
ARTICLE XXIII MISCELLANEOUS    61
附录A 技术许可协议    68
APPENDIX A TECHNOLOGY LICENSE AGREEMENT68
附录B 制造服务协议关键条款    68
APPENDIX B KEY TERM OF MANUFACTURING SERVICES AGREEMENT68

合资经营企业合同
EQUITY JOINT VENTURE CONTRACT
根据合资经营法以及中国其他相关法律法规༌浙江优创创业投资有限公司༈一家根据中国法律成立的公司༌下文简称 “优创”༉、 绍兴市柯桥区天堂硅谷智能机器人产业投资合伙企业༈有限合伙༉༈产业投资基金༉有限责任合伙企业༈一家根据中国法律成立的公司༌下文简称 “产业投资基金”༉༌以及爱科索仿生机械有限公司༈一家根据美国特拉华州法律成立的公司༌下文简称 “爱科索”༉༌本着平等互利原则༌经友好协商༌于2019年 1月30日    ༈下文简称 “生效日期”༉同意签署以下合资经营企业合同༈下文简称 “本合同”༉༌以期在中国浙江省绍兴市柯桥区成立、运营和管理爱科索智能机器人有限公司༈下文简称 “公司” 或 “合资公司”༉。༈在本合同 中༌优创、产业投资基金和爱科索统称为 “合同各方”༌单独称为 “合同一方”。优创和产业投资基金合称为 “中方股东”。༉
Zhejiang Youchuang Venture Capital Investment Co., Ltd., a company organized under the laws of the PRC (“Youchuang”), Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership) (“Industrial Investment Fund”), a limited liability partnership organized under the laws of the PRC (“Industrial Investment Fund”), Ekso Bionics, Inc., a company organized under the laws of the State of Delaware, USA (“Ekso Bionics”), in accordance with the Joint Venture Law and other relevant published laws and regulations of the PRC, through friendly discussions and in conformity with the principles of equality and mutual benefit, have agreed to enter into this equity joint venture contract (this “Contract”) for the establishment, operation, and governance of Exoskeleton Intelligent Robotics Co. Limited (the “Company” or “Joint Venture”) in Keqiao District, Shaoxing, Zhejiang, China as of this 30th day of January , 2019 (“Effective Date”). (Youchuang, Industrial Investment Fund and Ekso Bionics are collectively referred to as the “Parties” and individually referred to as a “Party” herein. Youchuang and Industrial Investment Fund are collectively referred to as the “Chinese Shareholders” herein.)

第一条 定义
Article IDEFINITIONS

1.1	定义。除本合同条款或上下文另有规定外༌以下术语具有如下定义的含义༚
Definitions. Unless the terms or context indicate otherwise, the following terms have the meanings set out below:
关联方༌就某一实体而言༌系指直接或通过一个或多个中间方间接控制该实体、或由该实体控制或与该实体受共同控制的任何其他实体。
Affiliate means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.
市场监督管理局系指中华人民共和国国家市场监督管理总局或负责本公司营业登记事 宜的地方市场监督管理局。
SAMR: means The State Administration for Market Regulation of the PRC or its delegated local authority in charge of the business registration of the Company.
公司章程系指合资公司的公司章程༌由合同各方在签署本合同一并签署。
Articles of Association means the Articles of Association of the Company to be executed by the Parties simultaneously with this Contract.
董事会系指公司董事会。
Board means the board of directors of the Company.
营业执照系指由相关市场监督管理局颁发的公司营业执照༌其中载明本合同第4.2条所述的经营范围。
Business License means the business license of the Company issued by the relevant SAMR reflecting the business scope described under Article 4.2.
知识产权局系指中国国家知识产权局。
CNIPA refers to the National Intellectual Property Administration in China.
主席系指董事会主席。
Chairman means the chairman of the Board.
公司应具有前言部分规定的含义。
Company shall have the meaning set out in the Preamble.
保密信息应具有第6.1条规定的含义。
Confidential Information shall have the meaning set out in Article 6.1.
协商期应具有第15.1条规定的含义。
Consultation Period shall have the meaning set out in Article 15.1.
本合同应具有前言部分规定的含义。
Contract shall have the meaning set out in the Preamble.
控制༈包括 “受控” 和 “受共同控制”༉༌就某一实体而言༌系指直接或间接拥有主导 或促使主导某个企业管理和政策的权利༌无论以持有50%或以上具有表决权的证券、股权、所有权或注册资本༌或拥有任命或选举董事会或管理层绝大多数成员的权利或通过合同、行政控制或其他方法。
Control (including the terms “controlled by”, and “under common control with”) means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of 50% or more of the voting securities, equity interest, ownership, or registered capital, or the right to appoint or elect the majority of members of the board or management of such Person, or by contract, administrative control or other method.
现有产品系指[***]EksoGT、EksoVest和EksoZeroG仿生臂[***]。
Current Products means to [***] EksoGT, EksoVest, and EksoZeroG Arm [***].
指定银行系指国家外汇管理局和/或其地方分局批准的金融机构。
Designated Banks means financial institutions approved by the State Administration of Foreign Exchange and/or its local counterparts.
开发产品系指 [***]。
Developed Products means [***].
爱科索 应具有前言部分规定的含义。
Ekso Bionics shall have the meaning set out in the Preamble.
股权系指合同一方按其在公司注册资本的投资比例而享有的公司权益。
Equity Interest means any rights and interests enjoyed by one Party with respect to the Company in proportion to its shareholding ratio in the registered capital of the Company.
成立日期系指公司营业执照的颁发日期。
Establishment Date means the date on which the Business License of the Company is issued.
不可抗力事件应具有第18.1条规定的含义。
Event of Force Majeure shall have the meaning set out in Article 18.1.
财务与会计制度应具有第11.2条规定的含义。
Financial and Accounting System shall have the meaning set out in Article 11.2.
总经理系指根据第8.1条规定任命的公司总经理。总经理兼任公司总裁和首席执行官。
General Manager means the general manager of the Company appointed in accordance with Article 8.1 and who also has the role of President and CEO of the Company.
政府当局系指༈i༉任何政府机关或司法机关༛或༈ii༉任何政府部委、部门、办公室、委员会、政府机关、机构或组织༌包括但不限于国有资产监督管理委员会、中华人民共和国商务部、国家市场监督管理总局、国家药品监督管理局和国家外汇管理局。
Governmental Authority means any (i) governmental or judicial authority; or (ii) ministry, department, office, commission, agency, authority or organisation of any government, including without limitation the State-owned Assets Supervision and Administration Commission, the MOFCOM, the SAMR, the NMPA, and the SAFE.
受影响方应具有第18.1条规定的含义。
Hindered Party shall have the meaning set out in Article 18.1.
国际商会应具有第20.1条规定的含义。
ICC shall have the meaning set out in Article 20.1.
改进系指[***]。
Improvements means [***].
独立审计师应具有第11.4条规定的含义。
Independent Auditor shall have the meaning set out in Article 11.4.
保险系指根据中国现行法律规定的保险或再保险产品或服务。
Insurance means any product or service determined to constitute insurance, assurance or reinsurance by the laws in effect in the PRC.
合资经营法系指《中外合资经营企业法》以及《中外合资经营企业法实施条例》。
Joint Venture Law means the Law on Sino-foreign Equity Joint Ventures and the Regulations for the Implementation of the Law on Sino-foreign Equity Joint Ventures.
合营期限系指公司营业期限༌即自成立日期起[***]༌可另行延长。
Joint Venture Term means the term of operation of the Company, being a period of [***] commencing on the Establishment Date, as may be extended.
许可技术系指[***]。
“Licensed Technologies” means [***].
清算委员会应具有第15.3条规定的含义。
Liquidation Committee shall have the meaning set out in Article 15.3.
制造服务协议系指自合资公司成立后将由爱科索和合资公司签署的制造服务协议。本协 议的关键条款详见附录B。
Manufacturing Services Agreement means the manufacturing services agreement to be entered into between Ekso Bionics and the Company subsequent to the establishment of the Joint Venture. The key terms of this agreement is set forth in Appendix B.
商务部系指中华人民共和国商务部或其指定的地方机构。
MOFCOM means the Ministry of Commerce of the PRC or its delegated local authority.
药监局系指国家药品监督管理局或其委派的地方机构。
NMPA refers to the National Medical Products Administration or its delegated local authority.
不参与方应具有第5.5条规定的含义。
Non-participating Party shall have the meaning set out in Article 5.5.
转让股权应具有第5.7条规定的含义。
Offered Interest shall have the meaning set out in Article 5.7
受让方应具有第5.7条规定的含义。
Offered Party shall have the meaning set out in Article 5.7.
合同一方或合同各方应具有前言部分规定的含义。
Party or Parties shall have the meaning set out in the Preamble.
专利权系指 [***]。
Patent Rights means [***].
人系指任何自然人、普通合伙企业或有限合伙企业、企业、公司、信托公司、有限责任公司、有限责任合伙企业、事业单位、协会或机构或其他法律实体。
Person means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity.
中华人民共和国༈简称 “中国”༉在本合同中仅包括中华人民共和国大陆地区。
PRC or China means, for the purpose of this Contract only, the mainland of the People’s Republic of China.
中国公司法系指《中华人民共和国公司法》。
PRC Company Law means the Company Law of the People’s Republic of China.
采购协议系指合资公司成立后将由爱科索和合资公司签署的采购协议。
Purchase Agreement means the purchase agreement to be entered into between Ekso Bionics and the Company subsequent to the establishment of the Joint Venture.
质量管理体系系指质量管理体系。
QMS means Quality Management System.
相关协议系指技术许可协议和制造服务协议关键条款。
Related Agreements means the Technology License Agreement and Key Terms of Manufacturing Service Agreement.
人民币༈RMB༉系指中华人民共和国的法定货币。
Renminbi or RMB means the lawful currency of the PRC.
外汇管理局系指中华人民共和国国家外汇管理局或其指定的地方机构。
SAFE means the State Administration of Foreign Exchange of the PRC or its delegated local authority.
高级管理人员系指董事会根据第8.1条规定任命的总经理和首席财务官。
Senior Management Personnel means the General Manager and the Chief Financial Officer to be appointed by the Board pursuant to Article 8.1.
监事系指合同一方根据第9.1条规定任命的人。监事将根据本合同第9条和公司法监督公司的运营和财务状况。
Supervisor means a person appointed by a Party pursuant to Article 9.1, who shall supervise the operation and financial situation of the Company in accordance with Article 9 and the PRC Company Law.
技术许可协议系指合资公司成立后将由爱科索和合资公司签署的技术许可协议༌以本合 同附录A的方式提供。
Technology License Agreement means the technology license agreement in the form attached hereto as Appendix A to be entered into between Ekso Bionics and the Company subsequent to the establishment of the Joint Venture.
终止通知应具有第15.1条规定的含义。
Termination Notice shall have the meaning set out in Article 15.1.
制造服务协议关键条款系指自合资公司成立后将由爱科索与本公司签署的制造服务协 议༌经双方同意༌以本合同附录B制造服务条款清单的形式提供。
Key Terms of Manufacturing Services Agreement means the term sheet of manufacturing services attached hereto as Appendix B as agreed by the Parties, which shall be developed into a manufacturing service agreement to be entered into between Ekso Bionics and the Company subsequent to the establishment of the Joint Venture.
合同区域指中国、香港、新加坡、马来西亚以及合同各方协商确定的其他国家和地区༌ 但不包括日本、印度和澳大利亚。
Territory means China, Hong Kong, Singapore, Malaysia and other countries to be mutually agreed by the Parties but excluding Japan, India and Australia.
商标许可协议系指自合资公司成立后将由爱科索和本公司签署的商标许可协议。在合 资期间༌爱科索无偿或免费授权合资公司使用爱科索商标。
Trademark License Agreement means the trademark agreement to be entered into between Ekso Bionics and the Company subsequent to the establishment of the Joint Venture. Ekso Bionics shall license the Company to use Ekso Bionics trademarks free of charge during the Joint Venture period.
转让应具有第5.7条规定的含义。
Transfer shall have the meaning set out in Article 5.7.
转让方应具有第5.7条规定的含义。
Transferor Party shall have the meaning set out in Article 5.7.
转让通知应具有第5.7条规定的含义。
Transfer Notice shall have the meaning set out in Article 5.7.
美元系指美利坚合众国的法定货币。
USD means the lawful currency of the United States of America.
美国系指美利坚合众国
USA means United States of America
优创应具有前言部分规定的含义。
Youchuang shall have the meaning set out in the Preamble.

1.2	释义。除非另有规定༌否则在本合同中༚
Interpretation. In the interpretation of this Contract, unless the context otherwise requires:

(a)	单数形式将包括复数༌反之亦然༌特别是༈但不限于前述一般性情况༉༌任何以单数形式定义的词语或表达༌若以复数形式提供༌则具有相应含义༌反之亦然。此外༌凡提及任何性别༌均应包括其他性别༛
the singular will include the plural and vice versa and in particular (but without limiting the generality of the foregoing) any word or expression defined in the singular will have the corresponding meaning if used in the plural and vice versa and a reference to any gender will include the other genders;

(b)	本合同提及 “包含”、 “包括”等词语时༌应理解为 “包括但不限于”༛
the words “include”, “includes” or “including” used in this Contract are deemed to be followed by the words “without limitation”;

(c)	本合同目录和标题仅供参考༌不得以任何方式影响本合同含义或解释༛
the table of contents and the headings for this Contract are for reference only and do not affect in anyway the meaning or interpretation of this Contract;

(d)	本合同提及任何法律包括其修订、修改或增补版本༈包括任何继任法律༉༛
all references to any law mean such law as amended, modified or supplemented from time to time, including any successor laws;

(e)	本合同提及任何条款或附录系指本合同条款或附录༈视情况而定༉༛以及
all references to any clause or Appendix in this Contract are references to such clauses or Appendix of this Contract (as the case may be); and

(f)	本合同提及任何人包括其继承人和许可受让人。
all references to a particular person are also to its successors and permitted assigns.
第二条合营各方

ARTICLE II    PARTIES TO THE JOINT VENTURE

2.1	合同各方。本合同各方包括༚
Parties. The Parties to this Contract are:
浙江优创创业投资有限公司
Zhejiang Youchuang Venture Capital Investment Co., Ltd.

法定地址༚ Legal Address:	中国浙江省绍兴市柯桥区环镇北路2号 No. 2 Huan Zhen North Road, Keqiao District, Shaoxing, Zhejiang Province, PRC
法定代表人༚ Legal Representative:	[***] [***]

电子邮件/Email	[***]

绍兴市柯桥区天堂硅谷智能机器人产业投资合伙企业༈有限合伙༉
Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership)

法定地址༚ Legal Address:	中国浙江省绍兴市柯桥区柯桥创意路199号B幢5楼-014 Room 014, 5th floor, Building B,No.199 Keqiao creative road, Keqiao District, Shaoxing City, Zhejiang Province PRC
执行事务合伙人委派代表༚ Assigned Representative of Managing Partner	[***] [***]
电子邮件/Email	[***]

与
and
爱科索仿生机械有限公司
Ekso Bionics, Inc.

法定地址：	1414 Harbour Way South, Suite 1201 Richmond, California 94804 U.S.A.
法定代表人༚ l	[***] [***]
电子邮箱/Email	[***]

2.2	声明与保证
Representations and Warranties
合同各方均向其他方声明和保证༚༈i༉其在注册成立地点依法成立并有效存续༌具备独立法人资格༌并具有充分的权力和权利༌开展其营业执照、公司章程或类似企业文件规定的业务༛༈ii༉具有充分的权力和权利༌签署本合同并履行合同义务༛༈iii༉其授权代表已获得充分授权签署本合同并使该方受本合同约束༛༈iv༉自本合同生效日期起༌本合同条款即构成对其合法、有效和有约束力的义务。
Each of the Parties represents and warrants to the others that: (i) it is a duly organized and validly existing independent legal person in the place of its incorporation or establishment and has the full power and right to conduct its business in accordance with its business license, articles of association or similar corporate organizational documents; (ii) it possesses full power and authority to enter into this Contract and to perform its obligations hereunder; (iii) its representative whose signature is affixed hereto has been fully authorized to sign this Contract and to bind such Party thereby; and (iv) upon the Effective Date of this Contract, the provisions of this Contract shall constitute its legal, valid and binding obligations.
第三条 公司成立
ARTICLE III    ESTABLISHMENT OF THE COMPANY

3.1	成立。中方股东及爱科索根据合资经营法、其他适用中国法律法规及本合同规定༌同意成立合资公司༌以期开展本合同第4.2条所述业务。
Establishment. Chinese Shareholders and Ekso Bionics, in accordance with the Joint Venture Law, other applicable laws and regulations of the PRC and the provisions of this Contract, hereby agree to establish the Company with the objective to engage in the business as set forth in Article 4.2 of this Contract.

3.2	名称。成立公司中文名称为”爱科索智能机器人有限公司”༌英文名称为 “Exoskeleton Intelligent Robotics Co. Limited”。
Name. The name of the Company shall be “爱科索智能机器人有限公司” in Chinese and “Exoskeleton Intelligent Robotics Co. Limited” in English.

3.3	地点。合同各方同意༌公司成立地点为绍兴市。公司法定地址为中国浙江省绍兴市柯桥区柯北大道1115号。
Location. The Parties agree that the Company shall be established in the city of Shaoxing. The legal address of the Company shall be located in No. 1115 Kebei Avenue, Keqiao District, Shaoxing, Zhejiang Province, PRC.

3.4	有限责任。合资公司为有限责任公司。除非本合同明文规定༌否则༌一旦合同一方已全额支付公司注册资本的出资额༌则无需通过出资、贷款、垫款、担保或其他方式进一步向公司或代表公司提供资金。合资公司债权人仅对合资公司的资产具有追索权༌不得向合同任一方寻求偿还。若合资公司资产不足以偿还债权人索赔༌合同任一方对此均不承担责任。因合资公司经营产生的任何第三方索赔༌合资公司应免于合同各方承担任何直接损失、损害或责任。
Limited Liability. The Company is a limited liability company. Except as otherwise expressly provided herein, once a Party has paid in full its contribution to the registered capital of the Company, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. Creditors of the Company shall have recourse only to the assets of the Company and shall not seek repayment from either of the Parties. If the Company’s assets are insufficient to satisfy its creditor’s claims, no Party shall be liable for any deficiency. The Company shall indemnify and hold the Parties harmless against any and all direct losses, damages, or liabilities suffered by the Parties in respect of any third party claims arising out of the operation of the Company.
第四条 经营范围
ARTICLE IV    SCOPE OF BUSINESS

4.1	目的。合同各方成立公司目的在于加强经济合作༌在拟人外骨骼技术领域寻求紧密的战略合作༌将公司发展成为中外市场上可穿戴仿生外骨骼产品的富有竞争力的制造商。
Purpose. The purpose of the Parties in establishing the Company is to strengthen the economic cooperation, seek close strategic cooperation in the area of anthropomorphic exoskeleton technology and develop the Company into a competitive manufacturer of wearable and bionic exoskeleton products for the Chinese and overseas market.

4.2	经营范围。[***]。涉及许可证的凭证经营。༈具体经营范围应经主管政府当局批准༉
Scope of Business. [***]. Licenses for operation should be obtained if required. (the specific scope shall be subject to the approval of competent Governmental Authorities).

4.3	生产规模。合资公司将 [***]。
Scope of Production. The Company will [***].

4.4	销售安排。合资公司采用爱科索出资的专利权和爱科索许可的许可技术༌[***]制造产品[***]并在本协议约定的[***]内销售产品༌其不得将许可技术授权给任何第三方或合同任一方༌用于在其他地方使用或制造相关产品༌但是༌爱科索可以使用此类技术在中国以外的司法管辖区注册的专利在合同区域外制造和销售其产品、组件和配件。[***]
合资公司应仅可在合同区域内以爱科索商标和品牌销售产品。 [***]
Sales Arrangement. The Company can use the Patent Rights contributed by Ekso Bionics and the Licensed Technologies licensed by Ekso Bionics to manufacture the Current Products and [***] sell the Current Products in [***] agreed herein, and shall not license the Licensed Technologies to any third parties or Party to use or manufacture anywhere, provided however that Ekso Bionics can use such technologies and the patents registered in the jurisdictions other than China to manufacture and sell its products, components and subassemblies outside the Territory. [***]
The Company shall sell its products only in the Territory under the trademark and brands of Ekso Bionics. [***]
4.5    合同各方责任。
Responsibilities of the Parties.

(a)	优创责任༚
Responsibilities of Youchuang:

(i)	在规定期限内提供认缴资本额༛
contribute the subscribed capital contribution within prescribed period;

(ii)	在合资公司成立前༌负责与合资项目所在区域内的政府当局沟通༌并提供相关协助༌确保合资公司获取相关政府当局批准༌包括公司注册、产品注册等程序༛
be responsible for the communication and coordination with relevant Governmental Authorities of the territory where the Joint Venture project is located prior to the establishment of the Company, and assist the Company to complete the relevant approvals with the competent Governmental Authorities, including company registration, product registration procedures, etc.;

(iii)	负责合资公司临时生产场地༌并协助公司设计和建造工厂、其他工程设施、水电供应以及电信和其他基础设施༛
be responsible for the premises required for the temporary production of the Company, and assist the Company with the design and construction of the factory building and other engineering facilities as well as water supply, power supply and telecommunication and other infrastructures.

(iv)	在合资公司成立前༌协助公司采购或租赁设备、材料、原材料、办公设施、车辆、通信设施等༌并协助公司提交进口设备文件༛
assist the Company to purchase or rent equipment, materials, raw materials, office appliances, vehicles, communication facilities, etc. in China, and assist the Company with the submission formalities of importing equipment prior to the establishment of the Company;

(v)	尽最大商业努力༌实施符合遵守美国、加拿大和欧盟༌且适合合资公司经营范围的质量管理体系༌费用由合资公司承担༛但是༌合资公司应负责整体生产并确保质量管理体系始终符合适用监管要求༛
use commercially best efforts to implement at the Company’s expense QMS appropriate to the scope of its operation and compliant with the regulations of the USA, Canada, and the European Union; provided that the Company shall be responsible for overall production and maintaining the QMS consistent with the applicable regulatory requirements;

(vi)	尽最大商业努力༌协助合资公司处理在药监局注册的相关事宜༛
use commercially best efforts to assist the Company with the matters related to the NMPA registration;

(vii)	协助并配合合资公司聘用高级管理层༌协助合资公司聘用中方管理人员、技术人员、工人和其他必要人员༛
assist and coordinate the recruitment of senior management of the Joint Venture, and assist the Joint Venture with recruiting local Chinese managers, technicians, workers and other necessary personnel;

(viii)	协助合资公司开展产品临床测试和营销管理等网络建设༛
assist the Joint Venture with the product clinical test and network construction such as marketing management;

(ix)	负责处理合资公司委托的其他事宜༛以及
be responsible for handling other matters entrusted by the Joint Venture; and

(x)	监督并促使其指定董事按照本合同和公司章程规定履行职责༌包括但不限于参加适时召开的董事会会议。
supervise and cause the directors appointed by it to perform their duties in accordance with the provisions of this Contract and the Articles of Association, including but not limited to attending duly convened Board meetings.

(xi)	作为协议的一部分༌优创或优创指定的第三方将在协议签订后立即向Ekso Bionics Holdings, Inc. 股权投资五百万美元 ($5,000,000), 投资每股价格为2019年1月29日(周二) 收盘价༌_1_.63 美元(购买价格)。并根据股权购买协议提供60天反稀释条款。
As part of the agreement, Youchuang or the third party designated by Youchuang will make an immediate equity investment of USD five million ($5,000,000) in Ekso Bionics Holdings, Inc. at price per share of $_1_ _63_ (the Purchase Price), the closing price of Tuesday, January 29, 2019, subject to a 60 day anti-dilution provision per shareholder purchase agreement.

(xii)
合资公司能够生产制造合格的EksoGT、EksoVest和EksoZeroG Arm产品后༌自向买方༈如爱科索、其关联方和中国境内外的任何第三方༉发出第一批Ekso Vest、EksoZeroG Arm ༈成品༉以及现有的Ekso GT配件༈指EKSO GT完整的成品的全部配件༌到达爱科索在买方当地组装成品并验收成功后༉༈“发货日期”起༉后 30个工作日内༌合资公司或优创或优创指定第三方向 Ekso Bionics Holdings, Inc. 投资五百万美元༈500万美元༉༈股权投资价格由 “发货日期”之前20个交易日的成交量加权平均价决定༌但股权价格与第一次签约后五百万美元投资的股权价格相比不高于20%༌ 同时也不低于第一次签约后五百万美元投资的股权价格的80%༉༌作为向爱科索的股权投资。

After the Joint Venture is able to manufacture qualified EksoGT, EksoVest and EksoZeroG Arm products, the Joint Venture or Youchuang or the third party designated by Youchuang will invest USD Five Million (5,000,000) in Ekso Bionics Holdings, Inc. as the equity investment within thirty business days after issuing the first batch of Current industrial products (i.e. finished products, and current EKSO GT components (all components of the EKSO GT finished products after they are successfully assembled as a finished product locally) to the buyer (such as Ekso Bionics, its Affiliates and any third parties either in China or outside China) (“Shipment Date”). The equity investment price will be the volume weighted average price of 20 trading days before the issuing date, but with a collar so that the equity price will be no greater than 20% higher than the first investment and no lower than 80% of the first investment price. (First investment is the first 5 $mm investment made after signing the joint venture contract)

(b)	产业投资基金责任༚
Responsibilities of Industrial Investment Fund:

(i)	在规定期限内提供认缴资本额༛
contribute the subscribed capital contribution within prescribed period;

(ii)	负责处理合资公司委托的其他事宜༛以及
be responsible for handling other matters entrusted by the Joint Venture; and

(iii)	监督并促使其指定的董事按照本合同和公司章程的规定履行职责༌包括但不限于参加适时召开的董事会会议。
supervise and cause the directors appointed by it to perform their duties in accordance with the provisions of this Contract and the Articles of Association, including but not limited to attending duly convened Board meetings.

(c)	爱科索责任༚

(d)	Responsibilities of Ekso Bionics:

(i)	在规定期限内提供认缴资本额༛
contribute the subscribed capital contribution within prescribed period;

(ii)
协助合资公司掌握爱科索提供或许可的技术༌确保公司可制造与爱科索产品具有相同质量的产品。合资公司在其成立后提供场地、水电设备并根据爱科索要求的采购设备和原材料༌并雇佣至少[***]名合格的生产工程师༌在本公司符合上述条件的情况下༌爱科索应在[***]内完成 [***]༌并在本公司提供上述场地、设施和人员后[***]内完成[***]。[***]必须符合爱科索现有相应产品适用的FDA和欧盟主管部门所规定的质量要求༌公司和爱科索应共同确保[***]也满足国家药品监督管理局的相关质量要求༛

assist the Joint Venture in mastering the technologies to be contributed or licensed by Ekso Bionics for a goal that the Company can manufacture products with the same quality of the same products manufactured by Ekso Bionics. The Company shall provide the site and utilities following its Establishment Date, and purchase equipment and raw materials as required by the Ekso Bionics and hire a minimum of [***] competent production engineers. Subject to the Company complying with the foregoing requirements, Ekso Bionics shall manufacture [***] within [***] and [***] within [***] from when the above site, facilities and personnel are provided by the Company. The [***] must comply with the quality requirements prescribed by FDA and competent authority in EU that the current equivalent product manufactured by Ekso Bionics have satisfied, and Company and Ekso Bionics should work together to ensure that the [***] can also satisfy the relevant NMPA’s quality requirements;

(iii)	尽最大商业努力༌协助合资公司实施符合遵守美国、加拿大和欧盟༌且适合公司经营范围的质量管理体系༌费用由合资公司承担༈如上文第4.5༈a༉༈v༉条所述༉༛但是༌合资公司应负责整体生产并确保质量管理体系始终符合适用监管要求༛
use commercially best efforts to assist the Company at the Company’s expense in implementing QMS appropriate to the scope of its operation and compliant with the regulations of the US, Canada, and the European Union as set forth in Article 4.5(a)(v) above; provided that the Company shall be responsible for overall production and maintaining the QMS consistent with the applicable regulatory requirements.

(iv)	根据技术许可协议规定༌提供技术培训༛
provide technical training in accordance with the Technology License Agreement;

(v)	监督并促使其指定的董事按照本合同和公司章程的规定履行职责༌包括但不限于参加适时召开的董事会会议༛
supervise and cause the directors appointed by it to perform their duties in accordance with the provisions of this Contract and the Articles of Association, including but not limited to attending duly convened Board meetings;

(vi)	负责提供其所拥有的产品注册审批所需的相关文件资料༌包括但不限于向中国药品监管部门申报产品注册的产品风险分析报告༌产品技术标 准༌产品检验报告༌临床评价资料༌产品说明及标签样稿༌与产品研 制、生产有关的质量管理体系文件༌证明产品安全、有效所需的其他文件༌协助合资公司向药监局做好 [***]产品注册事宜。
Responsible to the extent already in Ekso Bionics’ possession for providing the related documents required (including but not limited to the analysis report of product risks, product technical standards, product inspection report, clinical evaluation materials, product description and label sample manuscript, quality management system documents relevant to the product development and production and other materials required for evidencing) for necessary registration and approval, and assisting the Joint Venture in the product registration of [***] with the NMPA;

(vii)	负责处理合资公司委托的其他事宜。
be responsible for handling other matters entrusted by the Company;

(viii)	为了让优创能够履行第4.5 (a)(xi)条和4.5(a)(xii)条所述的契约和义务༌爱科索应在合营期内就[***]向本公司授予永久不可撤销的免费独家中国区许可༌唯一目的是让本公司能够在合同区域内制造和销售开发产品༈“开发产品许可”༉。
subject to Youchuang fulfilling its covenants and obligations provided under Articles 4.5 (a)(xi) and 4.5(a)(xii) , Ekso Bionics shall grant the Company a perpetual, irrevocable, royalty-free, exclusive China license during the Joint Venture Term to [***] for the sole purpose to enable the Company to manufacture and sell the Developed Products the Developed Products within the Territory (“Developed Products License”).

4.5	研发费用
Development Fees
关于开发产品的许可༌双方特此确认并同意༌自发货日期起[***]后༌[***]༈“研发费用”༉༌本公司将[***]支付[***]༌研发费用的支付方式应在技术许可协议中规定。
In consideration of the Developed Products License, the Parties hereby acknowledge and agree that the Company will pay [***] (“Development Fees”), after [***] commencing from the Shipment Date. The Company will pay [***], the payment method for Development Fees shall be provided in the Technology License Agreement.
第五条 投资总额和注册资本
ARTICLE V    TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

5.1	投资总额。合资公司投资总额为人民币7.8亿元༌符合第5.2༈a༉条列出的公司注册资本。
Total Investment Amount. The total investment of the Company shall be RMB 780 million which conforms with the Company’s registered capital as set forth in Article 5.2(a).

5.2	注册资本。
Registered Capital.
合资公司注册资本为人民币7.8亿元༈人民币柒亿捌仟万元༉。
The registered capital of the Company shall be RMB 780 million (seven hundred and eighty million Renminbi).

(a)	优创应向合资公司注册资本出资人民币3.24亿元༈人民币叁亿贰仟肆佰万元༉༌ 占公司注册资本的百分之四十一点五四༈41.54%༉。优创应以人民币现金出资。
Youchuang shall contribute RMB 324 million (three hundred and twenty-four million Renminbi) to the registered capital of the Company, representing a forty-one-point fifty-four percent (41.54%) share of the registered capital of the Company. Youchuang shall make its capital contribution in cash in RMB.

(b)	产业投资基金应向合资公司注册资本出资人民币3亿元༈人民币叁亿元༉༌占公司注册资本的百分之三十八点四六༈38.46%༉。产业投资基金应以人民币现金出资。
Industrial Investment Fund shall contribute RMB 300 million (three hundred million Renminbi) to the registered capital of the Company, representing thirty-eight-point forty-six percent (38.46%) share of the registered capital of the Company. Industrial Investment Fund shall make its capital contribution in cash in RMB.

(c)	爱科索应转让和出资专利权༌折合人民币1.56亿元༈人民币壹亿伍仟陆佰万元༉༌ 作为合资公司注册资本的出资额༌占公司注册资本的百分之二十༈20%༉。
Ekso Bionics shall transfer and contribute the Patent Rights, equivalent to RMB 156 million (one hundred and fifty- six million Renminbi) to the registered capital of the Company, representing a twenty percent (20%) share of the registered capital of the Company.

(d)	合同各方应按以下要求出资༚
The Parties shall make their capital contribution to the Company as follows:

(i)	优创应自合资公司成立日期起[***]内༌支付[***]出资 额༛根据合资公司的发展情况༌余下的认缴出资应自[***]完成出资[***]༛
Youchuang shall make [***] of its capital contribution within [***] from the Establishment Date of the Company and the remaining subscribed capital contribution shall be paid in [***];

(ii)	产业投资基金应自合资公司成立日期起[***]内༌支付[***]出资额༛[***]༌余下的认缴出资应自[***]༛
Industrial Investment Fund shall make [***] of its capital contribution within [***] from the Establishment Date of the Company and the remaining subscribed capital contribution shall be paid in [***];

(iii)	爱科索应自合资公司成立日期起[***]内向合资公司完成出资技术文本转让移交,[***]内在中国国家知识产权局完成专利权的转让登记。
Ekso Bionics shall complete the transfer of all relevant Technical Documentation of contribution within [***] from the Establishment Date. The completion of the Patent Rights transfer registration with CNIPA within [***].

5.3	专利权的转让以及专利权的技术改进
Transfer of Patent Rights and Technical Improvements of Patent Rights

(a)	爱科索应根据第5.2 (d)(iii)条规定完成专利权的转让登记。除非另外签订相关协议进行专门约定༌否则在成立日期之后༌爱科索及其关联方均无权以任何形式在中国境内使用或利用或允许任何第三方以任何形式在中国境内使用或利用专利权的任何部分༌包括以改进为目的的使用或利用。
Ekso Bionics shall complete the transfer registration of Patent Rights in accordance with Article 5.2 (d)(iii). After the Establishment Date, neither Ekso Bionics nor its Affiliates shall have any right to use or utilize in China in any form, or permit any third party in China to use or utilize in any form, any part of the Patent Rights, including use or utilization for the purpose of Improvement, unless otherwise specifically agreed by the Related Agreements.

(b)	[***]
[***]

(c)	[***]
[***]

(d)	[***]
[***]

5.4	评估和验资。优创或本公司应聘用一家合格的资产评估公司对专利权开展评估, 爱科索按照评估机构要求提供出资技术的相关材料。合同各方向本公司完成资本出资后༌本公司应指定一家在中国注册的合格会计师事务所༌核实出资额并出具验资报告。
Evaluation and Capital Verification. Youchuang or the company shall engage an qualified asset appraisal firm to conduct the evaluation of the Patent Rights. EKSO should provide the relevant documents of the contribution technologies in accordance with the requirement of the asset appraisal firm. After each Party has made its contribution to the Company’s registered capital, the Company shall appoint a qualified accounting firm registered in China to verify such capital contribution and issue a contribution verification report.

5.5
新增注册资本。若董事会根据决议确定合资公司需要额外资金并且公司通过新增注册资本筹集资金༌则合同各方有权依据其股权对公司新增注册资本出资。若合同一方༈ “不参与方”༉未能在出资期限༈于签署的增资协议中规定༉届满[***]内完成全部或部分出资༌则合同其他方有权按其各自权益比例增加出资༌且不参与方在合资公司的权益应相应摊薄。在此情况下༌合同各方均应视为已同意新增注册资本༌并应促使其指定董事批准该增资。合同各方同意༌合资公司未来所需投资应通过新增注册资本或董事会批准的其他方式筹集。

Increase of Registered Capital. If the Board determines on the basis of a resolution that the Company requires additional funds and the Company raises such funds from an increase in its registered capital, the Parties have the right to contribute in accordance with its Equity Interest to such increase in the registered capital of the Company. If one Party (the “Non‑participating Party”) fails to make all or part of its capital contribution within [***] after the date of expiry of the capital contribution period as prescribed by the capital increase agreement it executed, then the other Parties shall be entitled to make any such increase in proportion to their respective equity ratio and the Non-participating Party’s Equity Interest in the Company shall be diluted accordingly, in which case each Party shall be deemed to have consented to such increase of the Company’s registered capital and shall cause its appointed director(s) to approve such increase. The Parties agree that the investment required for the Company in the future shall be raised through increase of the registered capital or other means approved by the Board.

5.6	额外融资。
Additional Financing.

(a)	就营运资金而言༌合资公司可根据本合同以公司资产作为抵押品向金融机构申请贷款。
With respect to working capital, the Company may apply for loans from financial institutions by using the Company’s assets as collateral in accordance with this Contract.

(b)	[***]
[***]

5.7	股权转让
Transfers of Equity Interest.

(a)	未经其他方事先书面同意༌合同任一方均不得向任何第三方或本合同其他方出售、转让、分配、给予༈每项均称为 “转让”༉其在合资公司的全部或部分股权。但是༌[***]。
No Party may sell, transfer, assign, give (each a “Transfer”) all or any part of its Equity Interest in the Company to any third party or any other Party) without the prior written consent of the other Parties, except that [***]

(b)
经其他方事先书面同意༌当合同一方希望向第三方转让其在合资公司的全部或部分股权时༈第5.7༈a༉条所述情况除外༉༌以下程序适用。意图转让其全部或部分股权的合同一方༈“转让方”༉应向其他方༈“受让方”༉发出书面通知༈“转让通知”༉༌[***]༛但是༌所述价格和条件必须是真实的༌且是对受让方和转让方协商的公允公平反映。按照其在合资公司的权益比例༌受让方有权优先购买转让股权༌但其购买条件不得优于转让通知中规定的买方购买条件。收到转让通知后[***]内༌受让方应提交书面答复༌ 说明其是否选择行使权利༌购买合资公司的转让股权。若一名受让方未能在[***]༈如上所述༉内答复转让通知或放弃其优先购买权༌则另一受让方可选择购买所有转让股权。若两名受让方均未在[***]༈如上所述༉内答复转让通知或放弃优先购买权༌则应视为已事先书面同意༌转让方应在[***]内༌将转让股权转让给预期的受让人༌其转让条件不得优于转让通知中规定的买方购买条件。若转让方未在上述期限内向意图受让股权的受让方出售转让股权༌ 则在尚未重复第5.7༈b༉和༈c༉条规定程序的情况下༌转让方不得处置转让股权。

Upon the prior written consent of the other Parties, when a Party wishes to Transfer all or any part of its Equity Interest in the Company to a third party other than as contemplated in Section 5.7(a)., the following procedure shall apply. The Party wishing to Transfer all or part of its Equity Interest (the “Transferor Party”) shall give written notice (the “Transfer Notice”) to the other Parties (the “Offered Parties”) [***]; provided, however that such price and conditions must be bona fide, reflect an arm’s length fair value negotiation by such transferee and the Transferor Party. The Offered Parties shall have the right of first refusal to purchase such Offered Interest on terms no more favorable to the purchasers than those set forth in the Transfer Notice in proportion to their respective equity ratio in the Company. Within [***] after the Transfer Notice, the Offered Parties shall deliver their written responses stating whether they choose to exercise their right to purchase the Offered Interest in the Company. If one Offered Party fails to respond to the Transfer Notice or waive its right of first refusal within the aforementioned [***] period, the other Offered Party may choose to purchase all the Offered Interest. If both the Offered Parties fail to respond to the Transfer Notice or waive their right of first refusal within the aforementioned [***] period, they shall be deemed to have given their prior written consent and the Transferor Party shall, within a period of [***], transfer the Offered Interest to the intended transferee on terms no more favorable to the purchasers than those specified in the Transfer Notice. In the event the Transferor Party does not consummate the sale of the Offered Interest to the intended transferee within the aforesaid period, the Transferor Party may not dispose of such Offered Interest without repeating the offer procedures set forth in paragraphs (b) and (c) of this Article 5.7.

(c)	若受让方或合同各方行使其优先购买权༌则合同各方应以善意原则谈判相关文件事宜༌并根据具有法律约束力的协议༈其中载明的购买条件不得优于转让通知中规定的买方购买条件༉༌尽商业合理努力向受让方出售转让股权。
If the Offered Party or Parties exercises its right of first refusal, the Parties shall enter into good faith negotiations to document, and use their commercially reasonable efforts to consummate, the sale of the Offered Interest to the Offered Party pursuant to a legally binding agreement containing terms no more favorable to the purchasers than those set forth in the Transfer Notice.

(d)	合资公司股权受让方应承担本合同规定的转让方义务和责任。
Any transferee of any Equity Interest in the Company shall assume the corresponding obligations and responsibilities of the Transferor Party as stipulated in this Contract.

(e)
当合同一方根据本合同第5.7条转让其在合资公司的全部或部分股权时༌༈i༉合同各方同意协助向商务部༈具体视情况而定༉和市场监督管理局申请完成转让所需的备案和注册程序༌以及༈ii༉合同各方应开展或促使他人开展进一步行为和事项༌并签署和交付转让生效所需的其他协议、证书、文书和文件༌包括但不限于༚若商务部༈具体视情况而定༉和市场监督管理局要求༌则应签署相关董事会决议༌促使该方指定董事及时批准该转让༌并对本合同和公司章程作出相应修正。

Upon any Transfer by a Party of all or any part of its Equity Interest in the Company pursuant to this Article 5.7, (i) each Party agrees to assist in applying for the record‑filing and registration with MOFCOM (if applicable) and SAMR required for the completion of such Transfer, and (ii) each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as necessary to give effect to the Transfer, including, without limitation, causing such Party’s appointed directors to timely approve such Transfer by executing relevant board resolution if so required by MOFCOM (if applicable) and SAMR, and any corresponding amendments to this Contract and the Articles of Association.

(f)	合同各方有权将其在合资公司的全部或部分股权转让至关联方༌并且合同各方特此同意该项转让༌并放弃根据本合同第5.7条可能享有的优先购买权。
Each Party shall have the right to Transfer all or part of its Equity Interest in the Company to an Affiliate, and each Party hereby consents to any such Transfer and waives any right of first refusal that it might otherwise have under this Article 5.7.

(g)	[***]
[***]
第六条 保密信息
ARTICLE VI    CONFIDENTIAL INFORMATION

6.1	保密性。
Confidentiality.

(a)
合同任一方或其关联方根据本合同条款或相关协议或以其他方式向合资公司披露的、或由合资公司开发制定的所有技术、专有技术、技法、商业秘密、贸易制度、方法、规格、设计和其他专有信息༌以及本合同条款和其他机密业务和技术信息༈统称 “保密信息”༉应仅可供合资公司及其职员使用༌且仅可用于公司账户和目的。对于合资公司或其他合同方或其关联方可能向其披露或提供的所有保密信息༌合同各方和合资公司应确保其机密性。未经董事会或相关方或其关联方明确书面授权༈视情况而定༉༌不得向任何第三方披露此类保密信息。

All technology, know-how, techniques, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by any Party or any of its Affiliates to the Company under the terms of this Contract or any of the Related Agreements or otherwise, or developed by the Company, as well as the terms of this Contract and other confidential business and technical information (collectively, “Confidential Information”) shall be used by the Company and its personnel solely for the Company’s account and purposes. Each Party and the Company shall maintain the secrecy of all Confidential Information that may be disclosed or furnished to it by the Company or the other Parties or any of their Affiliates, and it shall not disclose or reveal any such Confidential Information to any third party absent explicit written authorization from the Board or the relevant Party or its Affiliate(s), as the case may be.

(b)	对于由合同一方或其关联方获取的但不归其所有的保密信息༌该方仅可向为履行本合同职责所需的指定员工披露此类信息。在此情况下༌接收方应采取一切合理预防措施༌包括与该员工签订保密协议༌以防该员工出于个人利益使用保密信息或未经授权将保密信息披露至第三方。
Confidential Information obtained by, but not belonging to, a Party or its Affiliates may be disclosed by that Party only to its designated employees whose duties require such disclosure for the implementation of this Contract. In that event, the receiving Party shall take all reasonable precautions, including the execution of a confidentiality agreement with each such employee to prevent such employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(c)	合同各方应确保公司采取一切合理的预防措施༌包括与其员工签订保密协议༌以防止员工出于个人利益使用保密信息༌防止任何未经授权的信息泄露给第三方。
The Parties shall also ensure that the Company shall take all reasonable precautions, including the execution of confidentiality agreements with its employees, to prevent its employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(d)	尽管有上述规定༌接收方在第6.1条项下义务༈在某种程度上༉不适用于满足以下条件的保密信息༚
Notwithstanding the foregoing, the receiving Party’s obligations pursuant to this Article 6.1 will not apply to the extent any Confidential Information:

(i)	并非因接收方的行为或疏忽༌导致保密信息当前或此后由公众所知或由公众所用༛
is now or hereafter becomes generally known or available to the public, through no act or omission on the part of the receiving Party;

(ii)	在从披露方收到信息前༌接收方已知晓保密信息༌且无使用或披露方面限制༛
was known, without restriction as to use or disclosure, by the receiving Party prior to receiving such information from the disclosing Party;

(iii)	保密信息由接收方从第三方获得༌该第三方有权进行披露༌且披露的信息不存在使用或披露方面的限制༛或者
is rightfully acquired by the Receiving Party from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure; or

(iv)	由接收方在未使用披露方保密信息的情况下༌独立开发的保密信息。
is independently developed by the Receiving Party without access to any Confidential Information of the Disclosing party.

(e)	尽管有上述规定༌在获得披露保密信息的合同一方或其关联方事先书面批准的情况下༌合资公司可向政府当局、相关证券交易所或其他主管当局披露保密信息༌ 以获得必要政府许可༛或根据相关法律、证券交易所规则或政府当局或对任何合同一方具有管辖权的机构要求而披露保密信息༛或在必要时向外部律师、会计师和顾问披露༌以获其专业协助。但是༌上述外部顾问应承诺遵守本合同和相关协议的保密规定。
Notwithstanding the foregoing, the Company may, with prior written approval of the Party or its Affiliate(s) who disclosed the Confidential Information, reveal Confidential Information to government authorities, relevant stock exchange or other competent authorities to the extent necessary to obtain any required governmental approval, or to the extent as required by relevant laws, rules of any stock exchange, and any government authority or other competent authorities that have jurisdiction over any Party hereto, and to outside lawyers, accountants and consultants to the extent necessary for them to provide their professional assistance, provided that such outside advisors shall be requested to undertake to respect the confidentiality provisions of this Contract and each of the Related Agreements.

(f)	接收方在本条中的保密义务在[***]内始终有效。
The Receiving Party’s confidentiality obligation in this Section shall be in effect for [***].

(g)	未经其他方对相关公告、公开通知或其他通知的格式和内容作出事先书面༌合同任一方均不得就本合同或相关合同的存续或其计划交易发布任何公告或发表任何公开通知或其他通知༌但因任何适用法律或证券交易所规则要求公开的除外。若合同一方根据适用法律或证券交易所规则发布任何公告༌在适用法律或证券交易所规则许可范围内༌该方应在发出公告前༌尽快向其他方提供相关公告的内容。
No Party may make any announcement, have any public communication or issue any circular in connection with the existence of or the transactions contemplated by this Contract or any Related Contract without the other Parties’ prior written consent of the format and content of the relevant announcement, public communication or circular, unless any applicable law or the rules of any stock exchange require public disclosure of the existence of or the transactions contemplated by this Contract or any Related Contract. If a Party makes any announcement in accordance with the applicable law or the rules of any stock exchange, to the extent practicable and permitted by the applicable law or the rules of such stock exchange, such Party shall provide the content of the relevant announcement to the other Parties as soon as practicable before it is made.
第七条 董事会
ARTICLE VII    BOARD OF DIRECTORS

7.1	董事会构成。
Formation.

(a)
公司应成立由五༈5༉名董事构成的董事会༌出资达到公司注册资本[***]以上的股东[***]拥有委派董事的权利༌但任何情况下༌爱科索均有权委派一༈1༉名董事。其人员构成如下所示༚༈i༉优创应有权任命两༈2༉名董事༛༈ii༉ 产业投资基金应有权任命一༈1༉名董事༛༈iii༉ 爱科索应有权任命一༈1༉名董事༛༈iv༉最后一名董事由优创和爱科索共同任命༈决定权由优创掌控༉༌第五名董事应担任合资公司总裁、首席执行官和总经理。董事任期应为三༈3༉年。任期届满后༌经任命方重新委任后可连任。

The Company shall have a Board consisting of five (5) directors and shareholders with an amount of contributed capital reaching [***] of the registered capital of the Company have the right of appointing directors to the Company, but Ekso Bionics shall have the right to appoint one (1) director in any cases. The Board’s composition is as follows: (i) Youchuang shall have the right to appoint two (2) directors; (ii) Industrial Investment Fund shall have the right to appoint one (1) director; (iii) Ekso Bionics shall have the right to appoint one (1) director; and (iv) the fifth director shall be appointed by Youchuang and Ekso Bionics jointly with Youchuang having the right to make a final decision. The fifth director shall serve as the President, Chief Executive Officer and General Manager of the Company. The term of office for each director shall be three (3) years renewable upon reappointment by the appointing Party.

(b)	若因董事退休、辞职、患病、丧失能力或死亡༌或因原任命方撤回任命导致董事会席位出现空缺༌原任命方或合同各方可指派一名继任者༌填补该空缺余下任期༌ 并以书面方式向合资公司和其他方通知该继任者姓名。
If a seat on the Board is vacated by the retirement, resignation, illness, loss of capacity or death of a director, or by the removal of such director by the Party that originally appointed him or her, the original appointing Party or Parties may appoint a successor to serve as director for the remaining term whose seat is vacated, and notify the Company and the other Parties in writing of the name of the successor,

(c)	优创应从其任命董事中选取一名董事༌担任董事会主席一职。
The Chairman of the Board shall be designated by Youchuang from the directors appointed by it.

7.2	权限和权力。
Authority; Powers.
董事会应为合资公司最高权力机构༌负责指导公司业务的整体管理、监督和控制。除本合同其他部分规定的董事会任何其他权力外༌董事会还应就下列事项作出决定༚
The Board shall be the highest authority of the Company, and shall direct the overall management, supervision and control of the business of the Company. Accordingly, in addition to any other powers of the Board specified elsewhere in this Contract, the Board shall make decisions regarding the following matters:

(a)	修订公司章程༛
any amendment to the Articles of Association of the Company;

(b)	公司或其任何子公司的清算、清盘或破产、重组或其他类似破产程序༛
any liquidation, winding up or bankruptcy, reorganization or other analogous insolvency proceeding of the Company or any of its subsidiaries;

(c)	公司注册资金增减༛以及
any increase or reduction of the registered capital of the Company;

(d)	涉及公司或其子公司的合并、分拆或类似交易༈包括变更企业形式༉༛
merger, spin-off or similar transactions (including change of enterprise form) involving the Company or its subsidiaries;

(e)	公司投资或收购任何其他公司或成立任何子公司或分公司༛
investment in or acquisition of any company or establishment of any subsidiary or branch company by the Company;

(f)	变更或调整公司或其子公司或分公司的经营范围或业务༛
changing or adjusting the business scope or the business operated by the Company or its subsidiaries or branch companies;

(g)	与第三方建立其他合资公司或其他机构༛
establishment of a joint venture or other association with third parties.

(h)	分配股息或利润༛
dividend or profit distribution;

(i)	收购负债༌前提是该收购累计风险超过公司实收资本和储备总额༛
acquisition of liabilities which result in a cumulative exposure exceeding the total of the Company’s paid-up capital and reserves;

(j)	批准合资公司将爱科索出资的专利权和/或许可的许可技术向优创、产业投资基金或任何第三方进行技术合作、转让、许可或处置༌或商标许可但相关协议所述的除外༛
approval of trademark license, technology cooperation, transfer, assignment, license or disposal of any technologies contributed or licensed by Ekso Bionics such as the Patent Rights and/or Licensed Technologies, to Youchuang, the Industrial Investment Fund, or any third parties, except for those arrangement under the Related Agreements;

(k)	发行债券或向任何金融机构或任何人借款的决定༌前提是该笔债权或借款总额连同现有负债༈包括长期和短期负债༉占合资公司实收资本和储备累计总额的百分之[***]༛
any decisions to issue bonds or to borrow funds from any financial institution or any Person which, together with all then existing indebtedness (long and short term both included) will reach [***] percent of the cumulative aggregate of the Company’s paid‑up capital and reserves;

(l)	除非本合同另有约定༌决定收购出售或者托管公司业务或固定资产༛
except as prescribed otherwise in this Contract, any decisions to acquire, dispose of or place in custody of Company’s business or fixed assets;

(m)	除本合同或者合同双方事先拟定的任何商业安排外༌本公司与任何一方或其附属公司之间于会计年度累计交易超过 [***]的任何合同或协议及其修改。
Except for this Contract or any commercial arrangements previously agreed in written by the Parties, any contract or agreement between the Company and any Party or its Affiliates that exceeds [***] cumulative in an accounting year as well as any amendments or modifications to any of such contract or agreement;

(n)	任命和解雇合资公司独立审计师༌但是当拟任命的独立审计师具备相应资质和经验时༌任一董事不得不合理地拒绝对该独立审计师的任命༛
appointment and dismissal of the Company’s Independent Auditor, but when the nominated Independent Auditor is equipped with relevant qualifications and experience, directors shall not veto the appointment of such Independent Auditor unreasonably;

(o)	提起或解决任何争议金额超过[***]的诉讼或仲裁༛
commencement or settlement of any litigation or arbitration with the amount in dispute involving sums of more than [***];

(p)	金额超过[***]的抵押、质押、留置或任何其他产权负担或任何担保[***]༛
provision of any mortgage, pledge, lien or any other encumbrance or any guarantee by the Company with the amount of more than [***].

(q)	新加入任何股东༈合同各方的全资子公司或关联方除外༉༛
acceptance of any new shareholder, except for a wholly-owned subsidiary or of affiliate of the Parties, into the Company;

(r)	根据第14.2条规定延长合营期限༛
the extension of Joint Venture Term in accordance with Article 14.2;

(s)	根据第23.1条规定修订本合同及相关协议༛
modifications to this Contract and the Related Agreements as provided in Article 23.1.

(t)	后续股权融资方案༛
follow-up equity financing plan;

(u)	员工股权激励方案༛
Employee equity incentive plan;

(v)	向其他第三方出租不动产
leasing real estates to any third parties

(w)	公司保险投保和续保༛
procurement and maintenance of the Company’s insurance;

(x)	任命和解雇高级管理人员及决定其薪酬和福利༌以及变更相关人员的职责和权限༛
appointment and dismissal of the Senior Management Personnel and their compensation and benefits, and any changes to their respective roles and authority;

(y)	批准公司年度经营计划以及经审计的年度财务报表༛
approval of the annual operating plan and approval of the Company’s audited annual financial statements.

(z)	提起或解决任何争议金额超过[***]的诉讼或仲裁༛
commencement or settlement of any litigation or arbitration with the amount in dispute involving sums of more than [***];

7.3
董事会决策༛要求获得一致同意的行为。除非本合同和公司章程另有规定༌否则董事会决策应由超过二分之一༈1/2༉董事在正式召集和召开的董事会会议༈亲自出席会议或通过电话、视频会议或所有与会者可相互交流和倾听的其他电子方式召开的会议༉投票༈亲自投票或由代理人投票༉做出༛但是༌涉及[***]条所述事项的决议༌需由董事会所有董事一致投赞成票༈亲自投票或由代理人投票༉的情况下༌方可在正式召集和召开的董事会会议༈亲自出席会议或通过电话、视频会议或所有与会者可相互交流和倾听的其他电子方式召开的会议༉上通过。尽管本合同有任何相反规定༌ 需特别指出的是༌本公司因知识产权的处置而召开董事会会议决定第7.2 (j)条所述事项时༌爱科索任命的董事必须参加该等董事会会议༈可亲自出席会议或通过电话会议、视频会议或所有与会者可相互交流和倾听的其他电子方式召开的会议༉༌并就该等事项进行赞成投票༌否则第7.2 (j)条所述事项相关的董事会规定应无效。

Board Decisions; Actions Requiring Unanimous Consent. Unless otherwise provided in this Contract and the Articles of Association, decisions of the Board shall be made by more than one half (1/2) of those directors voting in person or represented by proxy at a duly constituted and convened meeting (either in person, or by telephone, video-conference or any other electronic means by which all participants may speak to and hear each other) of the Board; provided, however, that resolutions involving those matters described in [***] may only be adopted at a duly constituted and convened meeting of the Board upon the unanimous affirmative vote of each and every director of the Board voting in person or by proxy at such meeting (either in person, or by telephone, video-conference or any other electronic means by which all participants may speak to and hear each other). Notwithstanding anything to the contrary in this Contract, in particular, as to Board meetings where the matters described in Article 7.2 (j) on disposal of the intellectual property right by the Company would be decided, the director appointed by Ekso Bionics must attend such Board meetings (either in person, or by telephone, video-conference or any other electronic means by which all participants may speak to and hear each other) and vote in favor of such matters, otherwise the Board resolutions in connection with the matters in Article 7.2(j) are void and invalid.

7.4	董事会主席。主席应在董事会规定范围内行使其权力。未经董事会事先书面授权༌在任何情况下不得以合同约束合资公司或以其他方式代表公司采取任何行动。若主席因任何原因无法履行其职责༌其应授权一名董事履行其职责。
The Chairman. The Chairman shall exercise his authority within the limits prescribed by the Board and may not under any circumstances contractually bind the Company or otherwise take any action on behalf of the Company without the prior written authorization of the Board. If the Chairman for any reason is unable to perform his or her duties, he shall authorize one director to carry out his duties.

7.5
董事会会议。董事会每年至少召开[***]次定期会议。会议应由主席召开并主持。主席应在至少在[***]名董事提出动议后༌在任何时间召开董事会特别会议。会议通知应根据公司章程规定有效发布༈是指至少应以第23.3条通知条款(b)、(d)和(e)中约定的电子邮件、电话和邮寄方式进行通知和发布༉༌可同时采用多种该等方式发送༌或如果收件人已明确确认收到通知༌只需以任意一种方式发送即可。应按照公司章程要求༌保存所有董事会会议记录。参加董事会会议༌董事可亲自出席༌亦可通过电话、视频会议或任何其他电子通讯方式参与༌前提是所有与会者均可互相交谈并听到对方声音。所有董事会文件༌包括但不限于会议通知、会议记录和董事会决议༌均应采用中文和英文书。

Meetings. Regular meetings of the Board shall be convened at least [***] times each year. Meetings shall be called and presided over by the Chairman. The Chairman shall convene a special meeting of the Board at any time upon a motion of at least [***] directors. Notice of meetings shall be given and distributed effectively, which means that the notice of Board meeting shall be issued and delivered at least using the methods prescribed under Article 23.3 (b), (d) and (e) concurrently, or either of those methods if the recipient has expressly confirmed the receipt of the notice. A record shall be kept of the minutes of all Board meetings in accordance with the requirements of the Articles of Association. Board meetings may be held either in person or by telephone, video-conference or any other electronic means of communication by which all participants may speak to and hear each other. All the Board documents, including without limitation, Board meeting notices, minutes and Board resolutions, shall be prepared in both Chinese and English.

7.6	总经理报告。在各董事会会议上༌除非经董事会一致豁免༌否则总经理应向董事会全面汇报合资公司的经营现状以及涉及公司所有重大发展或计划行动༌并应向会议提交公司当前完整财务信息。特别的༌总经理有义务在每次董事会会议上༌就本公司与上次董事会间隔期间内与任何一方或其附属公司签署的每份合同或协议༈不论其金额如何༉向董事会详细汇报༌除相关协议项下的商业协定外。
General Manager’s Report. At each meeting of the Board, unless waived unanimously by the Board, the General Manager shall report fully to the Board with respect to the current status of the operations of the Company and with respect to all major developments or planned actions involving the Company and shall present to the meeting complete current financial information with respect to the Company. In particular, the General Manager is obliged to report in detail at each board meeting on each contract or agreement between the Company and any Party or its Affiliates (regardless of the amount) that occurred during the period since the last board meeting, except for the commercial arrangement under the Related Agreements.

7.7	法定人数。根据第7.5条规定༌若董事会会议通知已有效传达至各董事༌除非有二分之一༈1/2༉董事出席༌否则不得召开董事会会议。否则༌不得在任何董事会会议上决定任何事项。
Quorum. Subject to the condition that the Board meeting notice has been effectively delivered to the directors according to Article 7.5, a Board meeting shall not be convened unless one- half (1/2) of all the directors attend the Board meeting, otherwise, no matters shall be transacted at any Board meeting.

7.8	书面同意。若董事会所有成员以书面形式同意需董事会投票表决之事宜༌则可在未举行会议的情况下采取相关行动。此类书面同意应与董事会会议记录及公司其他记录一并归档༌并与董事现场投票决议具有相同效力。
Written Consents. Any action requiring the vote of the Board may be taken without a meeting if all members of the Board consent in writing to such action. Such written consents shall be filed with the minutes of the Board and other records of the Company and shall have the same force and effect as a vote taken by members physically present.

7.9	无个人责任。任何董事或高级管理人员在履行其作为代表合资公司的董事或高级管理人员的职责时༌不对其行为承担任何责任༌但违反中华人民共和国刑法的行为除外。对于针对各董事和高级管理人员在履行其作为代表公司的董事或高级管理人员的职责时所发生行为的任何索赔༌公司应予以赔偿༈违反中华人民共和国刑法的行为除外༉。
No Personal Liability. No director or Senior Management Personnel shall have any liability for their acts when performing their duties as a director or Senior Management Personnel representing the Company, except for such acts in violation of PRC criminal laws. The Company shall indemnify each director and member of Senior Management Personnel against any claims made against such director or Senior Management Personnel in relation to acts performed in carrying out his duties as a director or Senior Management Personnel representing the Company (except for acts in violation of any PRC criminal laws).
第八条 管理层
ARTICLE VIII    MANAGEMENT

8.1	高级管理人员。
Senior Management Personnel.

(a)	高级管理人员应负责合资公司的日常运营。高级管理人员应由总经理和首席财务官组成༌总经理兼任公司总裁和首席执行官。
The Senior Management Personnel shall be responsible for the Company’s daily operations. The Senior Management Personnel shall be composed of the General Manager, who also serves as President and Chief Executive Officer of the Company, and the Chief Financial Officer.

(b)	总经理应由爱科索和优创共同任命༈决定权由优创掌握༉༌并经董事会批准。[***] 将担任公司的法人代表。首席财务官应由优创任命༌并经董事会批准。
The General Manager shall be mutually nominated by Ekso Bionics and Youchuang where Youchuang has the right to make a final decision, and approved by the Board. The [***] will be the legal representative of the Company. The Chief Financial Officer shall be nominated by Youchuang, and shall be approved by the Board.

(c)	董事会应正式任命各高级管理人员༌并确定其薪酬。
The Board shall formally appoint each member of the Senior Management Personnel and determine their remunerations.

8.2	职责。
Duties.

(a)	总经理。总经理应执行董事会决议并有权༈i༉根据各年度经营计划组织和领导公司日常运营和商业销售活动༌包括但不限于代表公司签署合同༌༈ii༉指导并监督其他管理人员的职责履行情况༌༈iii༉负责公司制造管理和产品制造以及采购活动管理中涉及的所有技术问题༌以及༈iv༉负责以下事项༚
General Manager. The General Manager shall implement the resolutions of the Board and have the full authority to (i) organize and lead the daily operations and commercial sales activities of the Company in accordance with each Annual Business Plan including without limitation the signing of contracts on behalf of the Company, (ii) provide direction to and supervise the other management personnel with respect to the performance of their roles, (iii) be responsible for all technical issues involved in the manufacturing management and product manufacturing of the Company and the management of sourcing activities, and (iv) be responsible for the following:

(i)	负责公司日常运营管理༌组织实施董事会决议༛
being in charge of the management of the Company’s day-to-day operations, and organizing the implementation of the resolutions of the Board;

(ii)	组织编制公司年度经营计划༌其中包括批准年度财务预算和执行董事会批准的年度经营计划༛
organizing the preparation of the Company’s Annual Business Plans, which would also include approval of the annual financial budget and the implementation of the Annual Business Plans approved by the Board;

(iii)	制定公司管理结构和制度༛
formulating the Company’s management structure and system;

(iv)	与其他管理人员共同编制公司基本行政管理规则和主要政策༛
preparing, with other management personnel, the Company’s basic management rules of administration and main policies;

(v)	雇用或解雇除高级管理人员外的其他管理人员༌高级管理人员由合同各方根据第8.1条之规定任命༛
hiring or dismissing management personnel other than the Senior Management Personnel that shall be nominated by the Parties pursuant to Article 8.1;

(vi)	在合营期限初期内༌引进转让和许可技术༌为员工组织技术培训༌为公司制造业务做好技术准备༌根据约定技术标准管理公司设施建设、设备安装和调试༌并在公司进入正常生产后༌管理公司制造技术和技术改进༈包括工厂和设备技术改进༉༛
bringing transferred and licensed technology into the Company at the initial state of the Joint Venture Term, organizing the technical training for employees, making technical preparation for the Company’s manufacturing, managing the construction of the Company’s facilities, equipment installation and commissioning pursuant to the agreed technical standards, and managing the Company’s manufacturing techniques and technical improvement after the Company commences its normal production (including technical improvement of plants and equipment);

(vii)	负责产品在药监局的注册༌以及相关政府当局的联络和配合工作༛
taking responsibilities of product NMPA registration and the contact and coordination with the Governmental Authorities;

(viii)	决定在公司日常经营中现有产品的出租༛以及
deciding to lease the Current Products during daily ordinary business operation at market price; and

(ix)	公司章程或董事会授予的其他权力和职责。
other powers and duties as granted in the Company’s Articles of Association or by the Board.

(b)	首席财务官。首席财务官应在总经理领导下履行其职责。首席财务官职责包括但不限于以下内容༚
Chief Financial Officer. The Chief Financial Officer shall perform his or her duties under the leadership of the General Manager. The duties of the Chief Financial Officer shall include, without limitation, the following:

(i)	雇用、解雇并监督所有财务和会计人员༛
hiring, dismissing and supervising all financial and accounting personnel;

(ii)	审核并批准会计账簿༛
reviewing and approving accounting books;

(iii)	编制并提交年度预算以供公司批准༛
preparing and submitting annual budget for approval by the Company;

(iv)	根据公司管理权限༌批准公司支出༛
approving the expenditures of the Company according to the management authority limitations of the Company;

(v)	向总经理和董事会汇报重大财务问题和支出༛
reporting to the General Manager and the Board on major financial issues and expenditure

(vi)	提议发行债券或向任何金融机构或任何人借款༛
proposing to issue bonds or to borrow funds from any financial institution or any Person;

(vii)	根据第11.8条规定向总经理和董事会提交报告༛以及
submitting reports to the General Manager and the Board in accordance with Article 11.8; and

(viii)	总经理和董事会指示的其他职责。
other duties as directed by the General Manager and the Board.

8.3	免职与撤换。
Removal or Replacement.

(a)	若高级管理人员出现重大失职或出于任何其他合理原因༌公司可在董事会决议通过后随时罢免和撤换高级管理人员༌任命相应高级管理人员的合同一方应提名替换人员。尽管存在上述规定༌若该人员由合同一方向公司提名༌当其出现重大失职时༌应合同另一方合理要求༈在第8.3条下中方股东应被视为一方༉༌该方应将该人从借调人员名单中移除并提名替换人员。
In case of a material breach of duty, or for any other reasonable reason, the Senior Management Personnel may be removed and replaced at any time upon resolution of the Board, and the Party that nominates such member of Senior Management Personnel shall nominates a replacement. Notwithstanding the foregoing, if such person is nominated by a Party to the Company, when he/she commits a material breach of duty, upon reasonable request of the other Party (the Chinese Shareholders shall be treated as one Party under this Article 8.3), such Party shall remove such person from such secondment and nominee a replacement.

(b)	若任何高级管理人员因任何原因遭到解雇或离职༌则应以与任命原高管人员相同的方式提名、任命或选择继任者。
If any Senior Management Personnel is discharged or departs for any reason, a successor shall be nominated, appointed or selected in the same manner as the original appointee.

8.4	薪酬与福利。合资公司其他高级管理人员的薪酬和福利应经董事会批准并由公司支付。公司直接聘用的其他人员的薪酬和福利༌应根据公司政策确定༌与其专业知识和经验相适应༌并符合中国地方标准和适用法律要求。
Compensation and Benefits. The compensation and benefits of other Senior Management Personnel of the Company shall be approved by the Board and paid by the Company. The compensation and benefits of the other personnel hired directly by the Company shall be determined according to the policies of the Company and commensurate with their expertise and experience in accordance with the established local standards and applicable laws of the PRC.
第九条 监事
ARTICLE IX    SUPERVISORS

9.1	中方股东和爱科索各自指定一༈1༉名监事。
Chinese Shareholders and Ekso Bionics shall each appoint one (1) Supervisor.

9.2	监事应履行下列职责༚
The Supervisors shall exercise the following duties:

(i)	监督董事会和高级管理人员履行职责的行为༌并提议解雇任何违反任何法律、公司章程、公司政策或董事会决议的人员༛
supervise the behaviour of the Board and Senior Management Personnel in the performance of their duties, and propose the dismissal of any such person who violates any law, the Articles of Association, the policies of the Company or any resolution of the Board;

(ii)	要求任何董事或高级管理人员纠正其导致公司利益受损的任何不当行为༛
demand any director, or Senior Management Personnel to correct any misconduct of such person if such misconduct has caused damage to the interests of the Company;

(iii)	根据《中华人民共和国公司法》针对董事或高级管理人员提起诉讼༛以及
file litigation against the directors or Senior Management Personnel in accordance with the PRC Company Law; and

(iv)	行使《中华人民共和国公司法》和公司章程规定的其他职责和权力。
exercise other duties and powers specified in the PRC Company Law and the Articles of Association.

9.3	监事任期为[***]。监事任期届满༌可续任。监事任命和解雇由任命该监事的合同一方自行决定。但是༌任何董事和高级管理人员不得兼任监事一职。监事不得因其监事身份而从公司获取任何报酬。
Each Supervisor shall serve for a term of [***]. At the time of expiration of his or her term, a Supervisor may be reappointed. The appointment and dismissal of Supervisors is at the sole discretion of the Party appointing them, provided that any directors and Senior Management Personnel shall not serve simultaneously as Supervisors. Supervisors shall not enjoy any remuneration from the Company as a result of their status as a Supervisor.

9.4	监事可以无投票权身份参加董事会会议༌并就董事会会议议程事宜提问或提出建议。
Supervisors may attend meetings of the Board in a non-voting capacity, and submit inquiries or suggestions regarding items in the Board meeting agenda.

9.5	若监事发现公司运营中存在违规行为༌可开展调查。必要时༌监事可聘请会计师事务所或其他专业机构协助工作。监事在履职过程中为了维护公司利益所需的费用由公司承担。
If the Supervisors discover irregularities in the operations of the Company, they may conduct an investigation. When necessary, the Supervisors may engage an accounting firm or other professional bodies to assist them in their work. The reasonable expenses needed by the supervisor to safeguard the interests of the Company during the performance of his/her duties shall be borne by the Company
第十条 工会和劳务管理
ARTICLE X    LABOR UNION AND LABOR MANAGEMENT

10.1	招聘和雇用员工。
Recruiting and Hiring of Employees.

(a)	除非合同各方另有约定༌否则公司有权直接从中国和其他地方招聘和雇用员工。在所有情况下༌公司可根据其标准和要求自由选择所有员工༌并且仅雇用符合相应资格的人员。
Unless the Parties otherwise agree, the Company shall have the right to recruit and hire employees directly from any available sources in the PRC and elsewhere. In all cases, the Company shall be free to select all its employees in accordance with its standards and requirements, and shall employ only those persons who are sufficiently qualified for employment.

(b)	合同各方应尽最大努力为公司提供支持༌确保公司聘用合格员工༌并向公司借调或推荐其合格员工༌并促使其相关关联方向公司借调或推荐其合格员工。
Each Party shall make their best efforts to provide the Company with its support for the Company to hire qualified employees and shall second or recommend and cause its relevant Affiliates to second or recommend its qualified employees to the Company.

10.2	直接雇用员工的劳务管理。
Labor Management of Directly Hired Employees.

(i)	合资公司直接聘用员工的劳务管理事项༌包括工会事项、公司与员工之间个人劳动合同的订立、员工招聘、薪酬、解雇、福利和劳动保险等༌均应按照适用中国劳动法律法规办理。
All matters concerning labor management of those employees directly hired by the Company, including labor union matters, the conclusion of individual labor contracts between the Company and its employees and the recruitment, compensation, dismissal, welfare benefits and labor insurance of employees shall be handled in accordance with applicable Chinese labor laws and regulations.

(ii)	公司应与每位员工签订个人劳动合同༌但高级管理人员以及合同各方或其关联方根据适当借调协议派遣的其他人员除外。各劳动合同应包括公司与员工就工种、技术能力要求、薪酬和福利达成的协议。公司应根据中国适用劳动法律法规制定相关政策༌确定员工年薪和奖金总额。
The Company shall sign an individual labor contract with each of its employees, except for Senior Management Personnel and other personnel dispatched by the Parties or their Affiliates pursuant to an appropriate secondment agreement. Each individual labor contract shall include the agreement reached between the Company and the employee concerning the type of work, technical ability requirements, compensation and benefits of such employee. The total amount of annual salaries and bonuses shall be determined according to the policies of the Company formulated in accordance with applicable Chinese labor laws and regulations.

(iii)	公司员工有权依照中国工会法律法规成立工会。若成立工会༌则公司应遵守所有适用且不时生效的工会法律法规。
The Company’s employees shall have the right to establish a labor union in accordance with Chinese labor union laws and regulations. If a labor union is organized, the Company shall comply with all applicable labor union laws and regulations, as in effect from time to time.
第十一条 税务、财务和审计
ARTICLE XI    TAXATION, FINANCE AND AUDITING

11.1	税务。合资公司及合同各方应依据适用的中国国家和地方法律法规、中国政府与任何相关国家之间达成的协议或多边协议༌承担因订立本合同和成立合资公司而产生的税款。
Taxation. The Company and each Party shall be responsible for taxes incurred by virtue of its entering into this Contract and establishment of the Company in compliance with applicable national and local laws and regulations of the PRC, agreements between the governments of the PRC and any relevant country or multilateral agreements to which the PRC is a party.

11.2	财务和会计制度。
Financial and Accounting System.

(a)	合资公司应根据中华人民共和国法律法规、本合同和公司章程༌建立财务和会计制度༈“财务和会计制度”༉༌并确保其满足中国《企业会计准则》要求༌但是可根据美国《一般会计准则》༈“美国GAAP”༉和美国《一般公认审计准则》提供财务报表和审计报告。由合资公司自行编制或由他人代为编制的财务报表应采用中文和英文书。
The Company shall establish a financial and accounting system (the “Financial and Accounting System”) in accordance with PRC laws and regulations, this Contract and the Articles of Association and in a manner sufficient to satisfy the China Accounting Standards for Business Enterprises and can provide financial statements and audit reports in accordance with the USA Generally Accepted Accounting Principles (“USA GAAP”) and USA Generally Accepted Audit Standards. Financial statements prepared by or for the Company shall be in Chinese and English.

(b)	财务和会计制度应经董事会批准后方可实施。董事会以全票通过方式批准财务和会计制度时༌必须考虑建立有效的内部会计和报告控制措施、开展有利的企业资源规划༈”ERP”༉系统以及聘用合格人员。对于会计程序和惯例变更༌仅当经董事会二分之一༈1/2༉表决通过后方可实施。
The Financial and Accounting System shall be implemented after being approved by the Board. The Board by unanimous votes must consider a strong internal accounting and reporting controls, a robust Enterprise Resource Planning (“ERP”) system, and qualified personnel in its approval of the Financial and Accounting System. Changes to accounting procedures and practices shall be implemented only after being approved by one-half (1/2) the Board.

(c)	为满足合同各方财务报告要求༌合资公司应自行承担费用༌至少按[***]以及要求的方式༌编制中方股东或爱科索要求的财务信息༌包括合同任一方可能要求提供的༌用于支持其运营报告的财务预测信息。此类财务信息应及时向合同各方提供༌以满足爱科索境外上市公司披露要求。
In order to meet the financial reporting requirements of the Parties, the Company shall, at the expense of the Company, prepare at a minimum on a [***] basis and in the manner required such financial information as is required by Chinese Shareholders or Ekso Bionics, including financial forecasts as may be requested by either of the Parties to support their operational reporting requirements. Such financial information must be provided to the Parties on the after each [***] on a timely manner, that should meet the information disclosure requirements applicable to Ekso Bionics Holdings, Inc., as a public company in the USA.

11.3	账簿。公司所有账簿均应在任何合理时间内供合同任一方或其代表审阅。合同各方均有权随时自费聘请独立会计师༌审计公司账簿和记录༈除非该审计结果与独立审计师审计结果存在明显差异༌并经董事会同意༌在此情况下༌费用应由公司承担༉。合资公司应与上述会计师开展充分合作༌并允许其充分使用公司账簿和记录。公司记录应按照中国法律法规规定保存。
Books. All account books of the Company shall be made available for inspection or audit by any Party or its representatives at all reasonable times. Each Party shall have the right at any time to retain independent accountants to audit the books and records of the Company at its own expense (unless the results of any such audit are significantly different from that conducted by the Independent Auditor and are accepted by the Board, in which case the expense shall be borne by the Company). The Company shall extend full cooperation to any such accountants, and shall allow them full access to the books and records of the Company. The records of the Company shall be kept in accordance with relevant PRC laws and regulations.

11.4	独立审计师。董事会应选择在中国注册的合格会计师事务所。该会计师事务所༈并非合同任一方的审计师༉应担任公司独立审计师༈“独立审计师”༉༌对本公司进行审计。符合必要标准的审计师应任命为公司首席独立审计师。若董事会确定独立审计师无法达到上述标准༌则可以更换该独立审计师༌或聘请另一名审计师༌以填补或调整独立审计师的工作或执行特定会计和审计任务༌费用由公司承担。
Independent Auditor. The Board shall select a qualified accounting firm registered in China This accounting firm (who shall not be the auditor of any Party)is the independent auditor of the Company (the “Independent Auditor”) to conduct audits of the Company . The audit firm who meets the requisite criteria shall be appointed as the initial Independent Auditor of the Company. In the event that the Board determines that the Independent Auditor is unable to meet the requisite standards, it may replace such Independent Auditor, or retain another auditor, at Company expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting and auditing tasks.

11.5	币种。合资公司以人民币为会计单位。出于会计目的将外币兑换为人民币的༌应按照中 国人民银行在相关交易日提供的相关货币买卖价平均值计算༈本合同另有规定时除外༉。理论上༌除合资合同、公司章程或合资公司签署的其他协议规定的外币支付外༌合资公 司在中国境内的所有款项༈包括但不限于劳动力成本和人员薪酬༈支付外国雇员的薪酬 除外༉༉均应采用人民币结算和支付。
Currency. The Company shall use Renminbi as its accounting unit. The conversion of foreign currencies into Renminbi for accounting purposes shall be calculated according to the average of the buying and selling rates quoted by the People’s Bank of China for the relevant currency on the date of the relevant transaction (except as otherwise provided herein). In principle, except for foreign currency payments prescribed in the Joint Venture Contract, the Articles of Association or other agreements signed by the Joint Venture, all payments (including but not limited to the labour costs and remuneration to personnel other than foreigners) by the Joint Venture in China shall be settled and paid by the Joint Venture in the currency of Renminbi.

11.6	银行账户。合资公司将根据中国法律开立人民币银行账户和外币银行账户。如有需要并经董事会批准༌公司亦可根据中国相关外汇法律及法规在中国境外开立外币银行账户。
Bank Accounts. The Joint Venture shall open Renminbi bank accounts and foreign currency bank accounts in accordance with the laws of the PRC. If necessary and approved by the Board, the Company may also open foreign currency bank accounts outside of the PRC in accordance with relevant PRC foreign exchange laws and regulations.

11.7	财年。公司财年应自1月1日起算༈第一个财年自成立日期起算༉༌截至每年12月31日༈最后一个财年以本合同规定解散公司之日计算༉。
Fiscal Year. The fiscal year of the Company shall begin on January 1 (or on the Establishment Date in the case of the first fiscal year) and end on December 31 of each year (or, in the case of the final fiscal year, on the date of dissolution of the Company in accordance with the provisions of this Contract).

11.8	报告。公司首席财务官应提交公司[***]管理报告、[***]财务报表༌供总经理和董事会审核。各财年结束后༌独立审计师应尽快对公司账簿和报表开展年度审计༌并及时向爱科索及产业投资基金提供༌以满足爱科索境外上市公司披露要求及产业投资基金规范运作要求。
Reporting. The Chief Financial Officer of the Company shall present [***] management reports and [***] financial statements of the Company for the General Manager’s and the Board’s review. An annual audit of the books and statements of the Company shall be made by the Independent Auditor and provided to Ekso Bionics and Industrial Investment Fund on a timely basis provided however that should meet the information disclosure requirements applicable to Ekso Bionics Holdings, Inc., as a public company in the USA and the standardized operation requirements of the Industrial Investment Fund.

11.9	折旧。公司所有固定资产应均按照中国会计制度以及适用税务法律法规有关规定在资产使用寿命内计提折旧。
Depreciation. All fixed assets of the Company shall be depreciated over the useful life of the assets in accordance with Chinese Accounting System and relevant provisions of applicable tax laws and regulations.

11.10	三大基金。公司将税后利润分配至董事会确定的储备基金、发展基金和员工奖金福利基金。
Three Funds. The Company shall make allocations of after tax profits to its reserve fund, expansion fund and employee bonus and welfare fund, as determined by the Board.

11.11	利润。
Profits.

(a)	公司应按照财务会计制度༌于每[***]确定税后可分配利润的数额。
The Company shall determine the amount of its after-tax distributable profit, in accordance with the Financial and Accounting System, on [***] basis.

(b)	分配三大基金的金额༈由董事会确定༉应在税后利润分配༈或再投资༉前拨出。
The contributions to the three funds, as determined by the Board, shall be set aside prior to any distribution (or reinvestment) of after-tax profit.

(c)	董事会应根据公司生产经营情况༌决定是否向股东分配利润。
The Board shall determine on whether to distribute profits to shareholders based on the production and operation status of the Company.

11.12	预算。各年度业务计划应包括下一财年详细预算༌包括最低运营目标、财务预算、资本投资计划、部署和借款、技术支持计划、价格水平预测、销售额、开支、收益和可分配利润等生产经营所需的其他项目。
Budgets. Each Annual Business Plan shall include detailed budgets for the ensuing fiscal year, including at a minimum operational targets, a financial budget, a plan for capital investments, dispositions and borrowings, a technical support plan, forecasts of price levels, sales, expenses, earnings and distributable profits, and such other items as are required for production and business operations.
第十二条外汇
ARTICLE XII    FOREIGN EXCHANGE

12.1	概述。公司一切外汇事宜༌应按中华人民共和国相关外汇法律和法规办理。
General. All foreign exchange matters of the Company shall be handled in accordance with the relevant foreign exchange laws and regulations of the PRC.

12.2	获取外币。公司成立后༌应立即在国家外汇局登记༌以便在指定银行开立外汇账户并购买外币。
Access to Foreign Currency. Promptly after the establishment of the Company, the Company shall register with the SAFE so as to be able to open foreign exchange accounts with and to purchase foreign currency from the Designated Banks.
第十三条 保险
ARTICLE XIII    INSURANCE

13.1	保险。公司应在中国境内信誉良好的保险公司投保和续保各类保险༌以全面并充分地为公司投保火灾损失险以及其他常用保险。
Insurance. The Company shall purchase and maintain various insurance from reputable insurance companies within the PRC to fully and adequately cover the Company against loss or damage by fire and such other risks as are customarily insured against.
第十四条 合营期限
ARTICLE XIV    TERM OF THE JOINT VENTURE

14.1	合营期限。合营期限应为[***]༌自合资公司成立日期起至合资公司成立[***]止༌除非按照第14.2条延长期限或按照第十五条提前终止。
Joint Venture Term. The Joint Venture Term shall be [***] commencing on the Establishment Date and ending on the [***] anniversary of such date unless extended pursuant to Article 14.2 or terminated earlier in accordance with Article XV.

14.2	延期。合营期限届满或延期前༌合同各方应本着诚信原则就公司进一步发展进行协商。合同各方可同意延长合营期限。合营期限届满或延期前༌应至少提前[***]就延期进行协商。如协商成功༌则合同各方应[***]。
Extension. Prior to the expiration of the Joint Venture Term, or any extension thereof, the Parties shall discuss in good faith about the further development of the Company. The Parties may agree to extend such term. Negotiations for such extension shall begin at least [***] prior to the expiration of the Joint Venture Term or the extension thereof. If such negotiations conclude successfully, the Parties shall [***].
第十五条 终止与清算
ARTICLE XV    TERMINATION AND LIQUIDATION

15.1	终止。出现以下情况༌本合同应终止༚根据第5.7༈b༉条༌合同其中一方成为公司注册资本中所有股本权益的实益所有人。此外༌发生以下任何情形༌合同一方可随时向合同另一方发出书面终止通知༈“终止通知”༉༈仅限于第15条规定༌中方股东应被视为一方༉༌以终止本合同༚
Termination. This Contract shall terminate when through the application of Article 5.7 (b) one of the Parties becomes the beneficial owner of all of the Equity Interest in the registered capital of the Company. In addition, one Party may give a written notice of termination (“Termination Notice”) to the other Party (the Chinese Shareholders shall be treated as one Party under this Article 15) at any time upon the occurrence of any of the following events:

(a)	合同另一方严重违反本合同༌且在收到违约通知后[***]未能纠正其在本合同项下的任何重大违约或履行其在本合同项下义务༛
the other Party materially breaches this Contract and fails to remedy [***] of receipt of notice thereof any material breach or non-performance of its obligations under this Contract;

(b)	另一方单方面违反本合同第5.7条转让规定和限制༌转让其在合资公司的股权༛
upon a transfer by the other Party arbitrarily of its Equity Interest in the Company in violation of the transfer provisions and restrictions set forth in Article 5.7;

(c)	合同另一方破产或遭遇清算或解散༌停止运营或无力偿还到期债务༛
the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

(d)	公司遭受重大损失༈就本条而言༌“重大损失”是指累计损失超过公司注册资本的损失༉༛
the Company suffers material losses (for the purpose of this clause, “material loss” means accumulated losses amounting to more than the registered capital of the Company);

(e)	公司全部或任何重大资产[***]由任何政府当局以任何理由从公司提取༛
all or any material portion of the assets of the Company, [***] are taken from the Company by any government authority for whatever reason;

(f)	任何政府当局要求修改本合同或公司章程条款、相关协议或公司营业执照༌从而对公司或合同任一方造成重大不良后果༌或如16.2༈b༉条所述༌中国法律发生任何变更或新增任何条款༌对合同一方的经济利益造成重大不利影响༌且合同各方未能为维护受影响方的经济利益而就本合同修正案达成一致意见༛
any Governmental Authority requires any provision of this Contract or the Articles of Association, the Related Agreements or the Company’s Business License to be revised in such a way as to cause significant adverse consequences to the Company or any Party, or any change to or new provision of PRC law that materially adversely impacts the economic interests of one of the Parties set forth in Article 16.2(b) has occurred, and the Parties cannot agree upon amendments to maintain the affected Party’s economic benefits;

(g)	任何不可抗力事件事件或后果严重影响公司正常运作༌且影响期限超过[***]༌且合同各方未能根据本合同第18.1条寻求公平解决方案༛
the conditions or consequences of any Event of Force Majeure significantly interfere with the normal functioning of the Company for a period in excess of [***] and the Parties have been unable to find an equitable solution pursuant to Article 18.1 hereof;

(h)	对公司开展第4.2条中所述活动的能力具有重大影响的任何批准、许可、许可证、证书或权利༌遭到撤销、发生重大不利修改或届满时未续期༌且此状况在发生后[***]内未纠正至合同各方满意的程度༛以及
any approval, permit, license, certificate or right materially affecting the Company’s ability to conduct full scope of activities contemplated in Article 4.2 is rescinded, amended in a materially adverse manner, or is not renewed upon expiration, and such situation cannot be rectified to the mutual satisfaction of the Parties within [***] thereof; and
如合同一方根据本合同第15.1条发出终止通知༌[***]合同各方应[***]。
In the event that one Party gives a Termination Notice pursuant to Article 15.1 hereof, the Parties shall, [***].

15.2	终止效力。若༈a༉合同各方同意终止本合同༌༈b༉根据第15.1条终止本合同༌或༈c༉ 合营期限届满或未根据本合同第14.2条延期༌则公司应在经董事会批准后解散。
Effect of Termination. In the event that (a) the Parties mutually agree to terminate this Contract, (b) this Contract is terminated pursuant to Article 15.1 hereof, or (c) the Joint Venture Term expires or is not extended pursuant to Article 14.2 hereof, the Company shall be dissolved after the approval of the Board.

15.3	清算。
Liquidation.

(a)	如必须清算公司༌在董事会批准公司解散后的[***]内༌合同各方应成立清算委员会༈“清算委员会”༉。清算委员会有权代表公司处理一切法律事务。清算委员会应根据适用中国法律法规以及本合同规定要求༌对公司资产进行估价和清算。
In the event that the Company must be liquidated, within [***] after the dissolution of the Company is approved by the Board, the Parties shall set up a liquidation committee (the “Liquidation Committee”) with the power to represent the Company in all legal matters. The Liquidation Committee shall value and liquidate the Company’s assets in accordance with the applicable PRC laws and regulations and the principles set out herein.

(b)	清算委员会应由合同各方组成༌合同各方应指定代表履行其在清算委员会中的权利和义务。清算委员会成员代表可以是༈但并非必须是༉合资公司董事。可任命专业顾问༈包括中国境内或国外的合格会计师和律师༉为清算委员会的成员代表༌ 或协助清算委员会工作。清算委员会作出的决定应经全体成员༈合同各方代表༉ 一致表决通过。
The Liquidation Committee shall be composed of the Parties and each Party shall appoint a representative to carry out its rights and obligation in the Liquidation Committee. The representatives of the members of the Liquidation Committee may, but need not be, the directors of the Company. Professional advisers, including accountants and lawyers qualified either in the PRC or abroad, may be appointed to be representatives of the members of or to assist the Liquidation Committee. The Liquidation Committee shall make decisions with unanimous votes of all the members (representatives of each Party).

(c)	清算委员会应彻底审查公司资产和负债༌并根据本合同规定和审查结果༌制定清算计划༌并在经董事会批准后执行该计划。清算计划应规定༌在价格及其他条款相同的情况下༌相对第三方而言༌合同各方将享有优先购买权༌购买公司任何机械、设备和其他设施༌并进一步规定༌爱科索应有权优先购买其最初出资的技术以及从技术许可协议衍生或发展的知识产权。
The Liquidation Committee shall conduct a thorough examination of the Company’s assets and liabilities, on the basis of which it shall, in accordance with the relevant provisions of this Contract, develop a liquidation plan that, if approved by the Board, shall be executed by the Liquidation Committee. The liquidation plan shall provide that the Parties will have a priority right, assuming equal price and other terms, over third parties to purchase any of the Company’s machinery, equipment and other facilities, and further that Ekso Bionics shall have a priority right to purchase the technologies originally contributed by it, and intellectual property rights which are derived or developed from the Technology License Agreement.

(d)	制定和执行清算计划时༌清算委员会应尽一切努力为公司资产争取尽可能高的人民币价格。
In developing and executing the liquidation plan, the Liquidation Committee shall use every effort to obtain the highest possible price in RMB for the Company’s assets.

(e)	就清算程序而言༌根据技术许可协议向公司提供的保密信息不应视为公司资产༌ 不可转让༌而应按照技术许可协议规定归还或销毁。
The Confidential Information made available to the Company under the Technology License Agreement shall not be deemed an asset of the Company for purposes of liquidation proceedings, and may not be transferred but shall be either returned or destroyed as provided for in the Technology License Agreement.

(f)	应从公司资产中优先支付༈相对于其他债权人༉清算费用༌包括清算委员会成员和顾问报酬༉。
The liquidation expenses, including remuneration of members and advisors to the Liquidation Committee, shall be paid out of the Company’s assets in priority over the claims of other creditors.

(g)	公司资产未偿债务清算结算后༌当公司具有偿付能力时༌合资公司按照以下方式分配资产[***]༈iii༉自第༈ii༉项工作结束后༌若清算资本仍有剩余༌则应按原先向公司出资的注册资本所占的百分比༌将剩余资本分配至合同各方。[***]
After the liquidation of the Company’s assets and the settlement of all of its outstanding debts, as long as the Company is solvent, the Company distributes its assets in the following way: [***]; and (iii) if after item (ii) there is surplus of liquidated assets, then such assets shall be distributed to all the Parties in proportion to their then respective percentage of the registered capital of the Company. [***]

(h)	完成所有清算程序后༌清算委员会应编制一份最终报告༌提交董事会批准༌并将批准报告提交至中华人民共和国商务部༈如需要༉༌将公司营业执照交至原注册机关༌并完成所有其他手续༌以交割公司会计账簿和其他文件༌所发生的费用由公司自行承担。
On completion of all liquidation procedures, the Liquidation Committee shall prepare a final report for the Board to approve, submit the approved report to MOFCOM (if required), surrender the Company’s Business License to the original registration authority and complete all other formalities for closing the Company’s accounting books and other documents at its own expenses.

(i)	就根据上文第༈g༉款以人民币向爱科索分配的余额部分༌清算委员会应协助爱科索获取中国相关政府当局许可༌并以最有利价格通过中国指定银行或中国法律许可的其他方式༌以人民币购买美元༌并协助爱科索将该笔款项汇出中国。
With respect to the Renminbi portion of the balance to be distributed to Ekso Bionics under paragraph (g) above, the Liquidation Committee shall assist Ekso Bionics in obtaining approval from the relevant Government Authorities of the PRC, and purchasing US dollars by Renminbi at the most favourable prices through Designated Banks in the PRC or through other means permitted under PRC law, and assist Ekso Bionics in remitting such money out of China.

15.4	其他义务。合同各方特此同意༌促使其指定董事以符合第十五条规定的方式行事。
Further Obligations. The Parties hereby agree to cause their appointed directors to act in such manner as to give effect to the provisions of this Article XV.

第十六条 竞业禁止
ARTICLE XVI    NON-COMPETE

16.1	合营期间༌未经爱科索事先书面同意༌优创༈并应促使合营༉不得直接或༈通过任何关联方或其他方式༉间接从事以下活动༚
During the Joint Venture Term, without the prior written consent of Ekso Bionics, Youchuang shall not, and shall cause the Company not to, directly or indirectly (through any Affiliate or otherwise),:

(a)	除公司业务外༌在[***]开发、运营、制造、控制、分销或投资与爱科索产品具有竞争性的业务、产品或技术。
develop, operate, manufacture, control, distribute or invest in any business, products or technologies competing with Ekso Bionics other than the business of the Company within [***];

(b)	建议或以任何方式协助༈无论是否有利可得༉与爱科索任何业务存在竞争的对手༌ 包括宣传或支持任何竞争对手的产品或服务、招揽客户或作为中介为此类竞争对手提供服务、或借款或提供任何其它形式的经济援助༌以帮助任何此类竞争对手༛
advise or assist in any way, whether or not for consideration, any competitor in any aspect of the business of Ekso Bionics, including advertising or otherwise endorsing the products or services of any such competitor, soliciting customers or otherwise serving as an intermediary for any such competitor or loaning money or rendering any other form of financial assistance to any such competitor;

(c)	作为独立订约人༌招揽、雇佣、引诱或以其他方式聘用爱科索当前或过去员工༛ 或作为独立订约人༌参与讨论爱科索当前或过去员工、委托销售人员或顾问或提供类似服务人员的雇佣或聘用事宜༛或协助任何第三方从事前述活动༌除非该人员已与爱科索及其关联方解除雇佣关系或其他关系超过[***]༛ 或
solicit, hire, induce or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any person who is or was an employee, commissioned salesperson or consultant of, or who performed similar services for, Ekso Bionics, or assist any third party with respect to any of the foregoing, unless such person has been separated from his or her employment or other relationship with Ekso Bionics and each of their respective Affiliates for a period of [***]; or

(d)	从事任何旨在逃避本合同有关竞业禁止规定的行为。
engage in any practice the purpose or effect of which is to evade the provisions of this covenant not to compete.
本合同终止或期满后[***]内༌未经爱科索事先书面同意༌优创不得开发、经营、制造、控制、分销或投资与爱科索具有竞争性的任何业务、产品或技术。
For [***] after the termination or expiration of this Contract, without the prior written consent of Ekso Bionics, Youchuang shall not develop, operate, manufacture, control, distribute or invest in any business, products or technologies competing with Ekso Bionics.
尽管有上述规定༌合资公司[***]; 或自行组织和雇用内部人员在合同区域内销售现有产品和开发产品。若本公司不收购[***]将保留在当地区域运营的权利。
Notwithstanding the foregoing, after the Company [***], or organize and hire its own personnel to sell current products and developed products in the territory. If the company does not acquire [***], then [***]will be able to continue to operate in the local area.)
在本公司获得在合同区域内供应爱科索产品的必要资格并完成必要登记和许可程序之前༌ 鉴于上述选项༌爱科索将有权在[***]内销售现有产品。
Prior to the time when the Company has the necessary qualifications, registrations and licenses to supply Ekso products in the Territory and to consider the above options, Ekso Asia will be entitled to sell the Current Products [***].

16.2	合营期间༌ 产业投资基金不得从事以下活动༚
During the Joint Venture Term, Industrial Investment Fund shall not:

(a)	除公司业务外༌在合同区域合同范围内开发、运营、制造、控制、分销或投资与现有产品具有竞争性的业务、产品或技术༛
develop, operate, manufacture, control, distribute or invest in any business, products or technologies competing with the Current Products other than the business of the Company within the Territory;

(b)	建议或以任何方式协助༈无论是否有利可得༉与爱科索任何业务存在竞争的对手༌ 包括宣传或支持任何竞争对手的产品或服务、招揽客户或作为中介为此类竞争对手提供服务、或借款或提供任何其它形式的经济援助༌以帮助任何此类竞争对手༛
advise or assist in any way, whether or not for consideration, any competitor in any aspect of the business of Ekso Bionics, including advertising or otherwise endorsing the products or services of any such competitor, soliciting customers or otherwise serving as an intermediary for any such competitor or loaning money or rendering any other form of financial assistance to any such competitor;

(c)	作为独立订约人༌招揽、雇佣引诱或 以其他方式聘用爱科索当前或过去员工༛或作为独立订约人༌参与讨论爱科索当前或过去员工、委托销售人员或顾问或提供类似服务人员的雇佣或聘用事宜༛或协助任何第三方从事前述活动༌除非该人员已与合资公司及其关联方解除聘用关系或其他关系[***]期限༛ 或
solicit, hire, induce or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any person who is or was an employee, commissioned salesperson or consultant of, or who performed similar services for, Ekso Bionics, or assist any third party with respect to any of the foregoing, unless such person has been separated from his or her employment or other relationship with Ekso Bionics and each of their respective Affiliates for a period of [***]; or

(d)	从事任何旨在规避本合同有关竞业禁止义务的行为。
engage in any practice the purpose or effect of which is to evade the provisions of this covenant not to compete.
本合同终止或期满后[***]内༌未经爱科索事先书面同意༌产业投资基金不得开发经营、制造、控制、分销或投资与爱科索具有竞争性的任何业务、产品或技术。
For [***] after the termination or expiration of this Contract, without the prior written consent of Ekso Bionics, Industrial Investment Fund shall not develop, operate, manufacture, control, distribute or invest in any business, products or technologies competing with Ekso Bionics.
产业投资基金指定或委派参与公司决策、调研、审计或其他任何活动或行为的人员不得接触公司核心技术资料༈包括但不限于产品设计图纸、技术参数、技术专利、软件原代码、制造工艺参数等༉、重要研发成果、关键的供应商及客户资源༌同时上述人员必须与公司签订保密协议。产业投资基金在任何情况下均不得向竞争企业或第三方披露、共享或转让本公司或爱科索的任何机密信息或作出任何有损或违反本公司利益的举动。
The personnel designated or appointed by Industrial Investment Fund who are involved in the decision-making, researching, auditing or any other activities or actions of the Company shall not have access to any core technologies of the Company, including but without limitation design drawings, technology parameters, patents, software source codes, parameters of manufacturing processes, any important research and development achievement, key suppliers and clients resource, and such personnel shall enter into a confidentiality agreement with the Company. The Industrial Investment Fund shall in no event disclose, share or transfer any Confidential Information of the Company or Ekso Bionics to the competing business or third parties, or do anything harmful or against the interest of the Company.

16.3	中国法律变更。若在本合同签署日后༌中国任何国家或地方政府当局对任何国家或地方法律、法规、条例或规定作出任何变更༌包括修订、补充和废除现有法律、法规、条例和规定༌或对现有法律、法规、条例或规定做出不同的解释或颁布实施方法༈就第16.3条而言༌统称为 “变更”༉༌或颁布新法律、法规、条例或规定༈就第16.3条而言༌ 统称为 “新规定”༉༚
Change in Chinese Law. If, after the date this Contract is signed, any national or local Government Authorities of the PRC makes any change to any provision of any PRC national or local law, regulation, decree or provision, including amendment, supplementation or repeal of an existing law, regulation, decree or provision, or introduction of a different interpretation or method of implementation of an existing law, regulation, decree or provision (for the purpose of this Article 16.3, collectively, a “change”), or promulgates a new law, regulation, decree or provision (for the purpose of this Article 16.3, collectively, a “new provision”):

(a)	相对于本合同签署日生效的相关法律、法规、条例或规定而言༌若该变更或新规定对合资公司或合同任一方更有利༈且合同另一方并未遭到重大不利影响༉༌则公司和该相关方应立即申请获得此变更或新规定的利益。合资公司和合同各方应尽最大努力促使该申请获得批准。
If the change or new provision is more favorable to the Company or either of the Parties than the relevant laws, regulations, decrees or provisions in effect on the date this Contract was signed (and the other Parties is not materially and adversely affected thereby), the Company and the Party concerned shall promptly apply to receive the benefits of such change or new provision. The Company and the Parties shall use their best efforts to cause such application to be approved.

(b)	若此变更或新规定使合同任一方在本合同项下的经济利益遭到重大不利影响༈无论直接或间接༉༌则在受影响方通知合同另一方时༌合同各方应立即协商并对本合同作出所有此类必要的修订༌以维护受影响方在本合同项下的经济利益。
If, because of such change or new provision, any Party’s economic benefits under this Contract are materially and adversely affected, directly or indirectly, then, upon notice by the affected Party to the other Parties, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party’s economic benefits hereunder.

(c)	若在上述第༈b༉款中所指协商开始后[***]内༌合同各方未能就上述第༈b༉款中所述修订达成一致༌且若此变更或新规定与国际管理不一致༌则在本合同项下的经济利益受到重大不利影响的合同一方可根据第15.1条单方面终止本合同。
If the amendments provided for in paragraph (b) above cannot be agreed upon within [***] of the commencement of the consultation referred to in paragraph (b) above, and if such change or new provision is inconsistent with international practice, then such Party whose economic benefits under this Contract are materially and adversely affected may unilaterally terminate this Contract pursuant to Article 15.1.
第十七条 违约责任
ARTICLE XVII    LIABILITY FOR BREACH OF CONTRACT

17.1
违约。若合同一方༈为避免疑义༌优创和产业投资基金为单独缔约方༉违反本合同项下的任何声明、保证和义务༌且在收到合同另一方或多方发出的违约通知后[***]内༌未能纠正该等违约行为༌则违约方应赔偿合同另一方或多方因该等违约行为而遭受的任何损失。合同各方进一步同意༌如任何一方延迟出资、以瑕疵股权出资、出资不足或单方面撤资༌则履约方有权要求违约方向公司支付利息༌利率为[***]。若任何一方迟延出资导致公司终止༌则履约方有权[***]。

Breach of Contract. If a Party (to avoid any doubt, Youchuang and the Industrial Investment Fund are separate Parties) breaches any representation, warranty, obligation under this Contract and fails to correct such breach within [***] from receipt of notice thereof from the other Party or Parties, the breaching Party shall indemnify the other Parties for any losses caused by such breach. All Parties further agree that if any Party delays the capital contribution, has defective capital contribution, inadequate contribution or withdraws contribution arbitrarily, the performing Party shall be entitled to request the breaching Party to pay interest to the Company at the rate of [***] of the delayed contribution. If any Party’s delay above mentioned circumstances in capital contribution results in the termination of the Company, the performing Party shall be entitled to [***].

17.2	无间接损害。在任何情况下༌合同任一方均不对其他方的利润或收入损失、资本成本或公司客户对任何资本成本的索赔承担责任༌也不对任何特殊的、间接的、附带的或非直接的损害赔偿承担责任。
No Consequential Damages. In no event shall any Party be liable to the others for loss of profit or revenues, cost of capital or claims by the Company’s customers for any of the same, or for any special, consequential, incidental or indirect damages.
第十八章 不可抗力
ARTICLE XVIII    FORCE MAJEURE

18.1	不可抗力。
Force Majeure.

(a)
由于不可抗力事件༈即༌合同各方不可预见、且其发生和后果无法预防或避免的事件༌包括地震、台风、洪水、火灾和其他严重自然灾害、战争、暴动和类似军事行动、内乱和罢工、怠工及其他劳动行为、政府作为或不作为༌下文统称”不可抗力事件”༉导致合同一方无法全部或部分履行本合同项下义务时༌若所有以下条件均满足༌则应根据不可抗力事件对本合同履行的影响༌免除遭遇此类不可抗力事件的合同一方༈“受影响方”༉的全部或部分责任༚

When the obligations of a Party under this Contract cannot be performed in full or in part because of an event that is unforeseeable and the occurrence and consequences of which cannot be prevented or avoided, including earthquake, typhoon, flood, fire and other serious natural disasters, war, insurrection and similar military actions, civil unrest and strikes, slowdowns and other labor actions, acts of or failures to act by governments (an “Event of Force Majeure”), the liability of the Party that encounters such Event of Force Majeure (the “Hindered Party”) shall be released in full or in part in light of the impact of the event upon the performance of this Contact, if all of the following conditions are met:

(i)	不可抗力事件是中断、阻碍或延迟受影响方履行其在本合同项下义务的直接原因༛
The Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract;

(ii)	受影响方已尽其合理努力履行其在本合同项下义务༌以减少因不可抗力事件而对其他方或公司造成的损失༛以及
The Hindered Party used its reasonable best efforts to perform its obligations under this Contract and to reduce the losses to the other Parties or to the Company arising from the Event of Force Majeure; and

(iii)	不可抗力事件发生时༌受影响方立即通知其他方༌在不可抗力事件发生后[***]内提供有关不可抗力事件的书面信息༌包括延迟履行或部分履行本合同的原因说明。
At the time of the occurrence of the Event of Force Majeure, the Hindered Party immediately informed the other Parties, providing written information on such event within [***] of its occurrence, including a statement of the reasons for the delay in implementing or partial implementation of this Contract.

(b)	若发生不可抗力事件༌合同各方应协商并决定是否应根据不可抗力事件对履行本合同的影响༌对本合同作出修订༌是否应部分或全部免除、降低或延迟履行受影响方在本合同项下的义务。
If an Event of Force Majeure shall occur, the Parties shall consult and decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party’s obligations hereunder should be partially or fully released, reduced or delayed.
第十九条 适用法律
ARTICLE XIX    GOVERNING LAW

19.1	适用法律。本合同订立、效力、解释、执行、修订和终止以及本合同项下争议的解决均受中华人民共和国法律法规管辖。如中国当前法律和法规未对特定事项作规定的༌则采用国际惯例。
Governing Law. The formation, validity, interpretation, execution, amendment and termination of and settlement of disputes under this Contract shall all be governed by the published laws and regulations of the PRC. When the published laws and regulations of the PRC do not cover a certain matter, international practices shall apply.
第二十条 解决争议
ARTICLE XX    RESOLUTION OF DISPUTES

20.1	解决争议。
Resolution of Disputes.

(a)	因签署和履行本合同发生或与其相关的任何争议、纠纷或索赔༌合同各方应通过友好协商解决。合同一方向合同另一方发出协商书面请求后༌应立即开展协商。若在通知发出之日起[***]内无法解决争议༌则在合同任一方向合同另一方发出书面通知请求仲裁的情况下༌可提起仲裁。
Any dispute, controversy or claim arising out of or relating to the execution and performance of this Contract shall be resolved by friendly consultation between the Parties. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation. If within [***] following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with written notice to the other Parties.

(b)	应根据当时有效的国际商会༈下文简称 “国际商会”༉调解与仲裁规则实施仲裁。仲裁地点为香港。
The arbitration shall be conducted in Hong Kong by the then effective Rules of Conciliation and Arbitration of the International Chamber of Commerce (“ICC”).

(c)	仲裁程序应采用英语和中文开展。若在仲裁过程中需要翻译人员༌合同各方应根据仲裁规则指定独立个人༌由国际商会委托༌担任正式翻译人员。仲裁庭应采用在争议提交国际商会之日有效的国际商会调解与仲裁规则༛但是༌若此规则༈包括有关仲裁员任命的规定༉与第20.1条的规定相冲突༌则以第20.1条规定为准。
The arbitration proceedings shall be conducted in English and Chinese. If a translator is required during the arbitration proceedings, the Parties shall appoint an independent person to be entrusted by ICC as the official translator in accordance with the arbitration rules. The arbitration tribunal shall apply the ICC Rules of Conciliation and Arbitration in effect on the date when the dispute is submitted to the ICC; provided, however, that if such rules are in conflict with the provisions of this Article 20.1, including the provisions concerning the appointment of arbitrators, the provisions of this Article 20.1 shall prevail.

(d)	仲裁裁决具有终局性༌对合同各方均具有约束力༌合同任一方均可向有管辖权的法院申请强制执行裁决。[***]
The award of the arbitration tribunal shall be final and binding upon the Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award. [***]

(e)	在根据上述仲裁规则启动之任何仲裁程序中༌在不损害合同任一方寻求紧急或临时救济权利的情况下༌合同任一方均可向有管辖权的法院申请临时或紧急救济༌ 包括临时性保全措施或暂时禁制令。
Without prejudice to any Party’s right to seek emergency or interim relief in any arbitral proceeding initiated in accordance with the above-rules of arbitration, any Party may apply to a court of competent jurisdiction for interim or emergency relief, including conservatory measures of protection or a preliminary injunction.

20.2	其他不受影响的事宜。争议解决期间༌除争议事项外༌合同各方应继续履行本合同所有其他方面。
Other Matters Unaffected. During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Contract.
第二十一条 效力和语言
ARTICLE XXI    EFFECTIVENESS AND LANGUAGE

21.1	效力。本合同自合同各方签署后生效。
Effectiveness. The Contract shall come into legal effect upon signing by the Parties.

21.2	若本合同与公司章程存在任何不一致༌则以本合同为准。
If there is any discrepancy between this Contract and the Articles of Association of the Company, this Contract shall prevail.

21.3	语言。本合同以英文和中文两种语言书写༌每种语言各六༈6༉份。两种语言的文本具有同等有效性和法律效力。合同各方承认其已审阅本合同两种语言文本༌且两种文本在所有重要方面完全相同。
Language. This Contract is written in Chinese and English in [six (6)] copies in each language. The two language texts shall have equal validity and legal effect. Each Party acknowledges that it has reviewed both language texts of this Contract and that they are substantially the same in all material respects.
第二十二条 遵守法律
ARTICLE XXII    COMPLIANCE WITH LAWS
在履行本合同项下活动时༌合同各方同意遵守适用法律༌包括中国和美国法律。为此༌合同各方承认1977年《美国反海外腐败法》修订版༌禁止美国公司向外国政府任何官员直接或间接支付或提供任何有价值物品༈该法律涵盖美国公司是外国公司少数股东的情形༉༌以影响其作为公职身份所做行为或决定༌或诱使其利用其在外国政府的影响力༌协助公司为任何人或与任何人获取或保留业务༌或向任何人介绍业务。因此༌本合同各方同意不会向任何人༈无论政府官员或是私营个体༉支付、承诺支付或授权支付任何有价值的物品༌用于非法或不正当诱导任何政府官员、政党或政党官员、或政治职位候选人༌以便通过非法或不正当手段协助公司经营、获取或保留业务。合同各方进一步同意采取一切合理措施确保其与公司运营相关的任何代理人或代表༌遵守适用本合同活动和义务的所有法律༌包括但不限于上述应对不当款项的法律和义务。
In the performance of activities under this Contract, the Parties agree to comply with applicable laws, including those of the PRC and the USA, In this connection the Parties recognize that the United States Foreign Corrupt Practices Act of 1977 as amended, prohibits the payment or giving of anything of value either directly or indirectly by a US company (which law encompasses situations where the US company is the holder of a minority interest in a foreign company) to any official of a foreign government for the purposes of influencing an act or decision in his or her official capacity or inducing him or her to use their influence with the foreign government to assist a company in obtaining or retaining business for or with or directing business to, any person. Accordingly, each Party hereto agrees that it will not pay, promise to pay, or authorize the payment of anything of value, directly or indirectly, to any person (whether governmental official or private individual) for the purpose of illegally or improperly inducing any governmental official or any political party or official thereof or any candidate for political office to illegally or improperly assist in the operation of the Company in obtaining or retaining business, or to take any other action favorable to any Party. Each Party further agrees that it will take all reasonable steps to ensure that any of its agents or representatives associated with the operation of the Company shall comply with all laws which apply to the activities and obligations under this Agreement, including, but not limited to, those laws and obligations dealing with improper payments as described above.
第二十三条 其他事宜

ARTICLE XXIII    MISCELLANEOUS

23.1	修订。合同各方应签署中英文协议༌修订本合同。中英文协议具有同等有效性及法律效力༌并经合同各方正式授权代表签署后方可生效。合同各方可通过讨论在本合同加入第三方。若合同各方同意让第三方参与༌则应对本合同作出更新༌以纳入第三方作为投资者༌并反映合同各方与该第三方之间商定的其他条款和条件。
Amendments. Amendments to this Contract must be made by a written agreement signed by each of the Parties in both Chinese and English languages, each of which shall have equal validity and legal effect, and shall become effective upon the execution by duly authorized representatives of the Parties. The Parties may discuss to involve a third party to this Contract. If the Parties agree to involve such a third party, this Contract shall be updated to include such third party as an investor and reflect other terms and conditions agreed among the Parties and such third party.

23.2	存续条款。第六条、第十七条、第十九条和第二十条所载合同各方协议在本合同到期或终止以及公司解散后继续有效。
Survival. The agreements of the Parties contained in Article VI, XVII, Article XIX and XX shall continue to survive after the expiration or termination of this Contract and the dissolution of the Company.

23.3	通知。合同任一方或合资公司根据本合同要求提供的通知或其他通信应以英文或中文书写༌并以信函形式、传真或电子邮件方式发至下列地址或合同其他方不时通知的指定地址༌以及合资公司不时有效的法定地址。除非本合同另有规定༌通知视为有效送达的日期应按以下规定确定༚
Notices. Notices or other communications required to be given by any Party or the Company pursuant to this Contract shall be written in English or Chinese and sent in letter form, facsimile or email to the address of the other Parties set forth below or to such other address as may from time to time be designated by the other Parties through notification to such Party, and to the Company at its legal address as in effect from time to time. Unless prescribed otherwise in this Contract, the dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)	通过专人递送的通知应视为在专人递送之日有效送达༛
Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(b)	以邮寄方式发出的通知在经挂号空邮、邮资已付信件或第三方寄出༌送至国际认可的快递服务邮出之日༈如邮戳所示༉后的第七天即视为有效送达༛以及
Notices given in letter form shall be deemed effectively given on the seventh day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service; and

(c)	通过传真方式发出的通知应在有关文件所示传真发送日期后的第一个营业日视为有效送达。
Notices given by facsimile shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document in question.

(d)	通过电子邮件方式发出的通知应在有关电子邮件所示电子邮件发送日期后的第一个营业日视为有效送达。
Notices given by emails shall be deemed effectively given on the first business day following the date of transmission, as indicated on the email system of the sender.

(e)	通过电话方式发出的通知应在电话有效接通并应答的当日视为有效送达༈此方法仅适用于递送董事会会议通知༌为通知董事的三种方法之一༉。
Notices given by telephone shall be deemed effectively given on the date on which such telephone is effectively connected and answered (this method is only applicable to deliver Board meeting notice, as one of three methods to inform the directors).

优创 Youchuang	浙江优创创业投资有限公司 Zhejiang Youchuang Venture Capital Investment Co., Ltd.
Address	[***] [***]
收件人༚ Attention:	[***] [***]
传真号码༚ Fax Number:	[***]
电子邮件༚ Email༚	[***]
电话༚ Telephone:	[***]

产 业 投 资 基 金Industrial Investment Fund:	绍兴市柯桥区天堂硅谷智能机器人产业投资合伙企业༈有限合伙༉ Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership)
Address	[***] [***]
收件人༚ Attention:	[***] [***]
传真号码༚ Fax Number:	[***]
电子邮件༚ Email༚	[***]
电话༚ Telephone:	[***]

爱科索༚ Ekso Bionics	爱科索仿生机械有限公司 Ekso Bionics, Inc.
Address	[***]
收件人༚ Attention:	[***] [***] [***]
传真号码༚ Fax Number:	[***]
电子邮件༚ Email༚	[***]
电话༚ Telephone:	[***]

23.4	完整协议。本合同构成合同各方之间就本合同标的达成的完整且唯一的协议༌并取代合同各方之前就本合同标的达成的所有口头或书面协议、合同、规约和通信。
Entire Agreement. This Contract constitutes the complete and only agreement among the Parties on the subject matter of this Contract and replaces all previous oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of this Contract.

23.5	无暗示放弃要求。在特定情况下由于其他方的违约行为而放弃其权利的合同一方༌在其他情况下不应视为放弃对其他方的类似违约行为进行追索的权利。
No Implied Waivers. A Party that in a particular situation waives its rights in respect of a breach of contract by the other Parties shall not be deemed to have waived its rights against the other Parties for a similar breach of contract in other situations.

23.6	可分割性。若本合同任何或部分条款按照任何法律被认定为在任何方面无效、非法或不可强制执行༌则本合同中其他剩余条款的有效性、合法性和可强制执行性不应受到任何形式的影响或损害。合同各方特此同意其不会宣称本合同任何条款非法或不可执行。
Severance. If any provision of this Contract or part thereof is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Each Party hereby agrees that it will not allege the illegality or unenforceability of any provision of this Contract.

23.7	不得转让。本合同对合同各方及其各自继承人和受让人均具有约束力༌并可强制执行。除非本合同条款另有规定༌否则未经其他方事先书面许可༌合同任一方均不得将本合同项下的任何权利或义务转让给任何人。
No Assignment. This Contract shall be binding upon and shall be enforceable by each Party hereto and its respective successors and assigns. Except as otherwise permitted by the terms of this Contract, no Party may assign any of its rights or obligations hereunder to any person without the prior written approval of the other Parties.

23.8	冲突或不一致。本合同规定的合同各方权利和义务在整个营业期内应持续存在༌且不得因公司章程而受到损害。若本合同与公司章程有任何冲突或不一致༌以本合同为准。
Conflict or Inconsistency. The rights and obligations of the Parties established by and under this Contract shall continue to exist throughout the Operation Term and shall not be prejudiced by the adoption of the Articles of Association. In the event of any conflict or inconsistency between this Contract and the Articles of Association, this Contract shall prevail.
【本页特意留白༌下页为签名页】
[The remainder of this page is intentionally left blank; signature page follows]

本合同由合同各方授权代表在文首所载年份和日期签署。

This Contract is executed by the authorized representatives of the Parties, on the date and year first indicated above.

浙江优创创业投资有限公司༈公司印章༉
Zhejiang Youchuang Venture Capital
Investment Co., Ltd. (Company Seal)

签署人
By /s/ 吴建龙
姓名༚吴建龙
Name: Wu Jianlong
职务༚
Title:

绍兴市柯桥区天堂硅谷智能机器人产业投资合伙企业༈有限合伙༉【公司印章】

Shaoxing City Keqiao District Paradise Silicon
Intelligent Robot Industrial Investment
Partnership (Limited Partnership) 【Company
Seal】

签署人
By /s/ 包雪青
姓名༚包雪青
Name: Bao Xueqing
职务༚
Title:

爱科索仿生机械有限公司
Ekso Bionics, Inc.

签署人
By /s/ Jack Peurach
姓名༚
Name: Jack Peurach
职务༚
Title: CEO, Ekso Bionics Holdings, Inc.

签署和背书人༚
SIGNED AND ENDORSED BY:
Ekso Bionics Holdings, Inc.

签署人
By /s/ Jack Peurach
姓名༚
Name: Jack Peurach
职务༚
Title: CEO, Ekso Bionics Holdings, Inc.

附录A 技术许可协议

APPENDIX A TECHNOLOGY LICENSE AGREEMENT

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附录B 制造服务协议关键条款
APPENDIX B KEY TERM OF MANUFACTURING SERVICES AGREEMENT

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